EXHIBIT 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into and effective as of October 17, 2011 (“Effective Date”), by and among Oilsands Quest Inc., a Colorado corporation (“Company”), and Socius CG II, Ltd., a Bermuda exempted company (including its designees, successors and assigns, “Investor”).

RECITALS

A.            The Company’s board of directors has authorized the creation of the Preferred Shares (as defined below) which consist of a new series of preferred stock of the Company designated as Series C Preferred Stock, par value $0.001 per share, the terms of which are set forth in the Certificate of Designations (as defined below).

B.            Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, (i) the Preferred Shares, (ii) the Additional Investment Right (as defined below), (iii) the Additional Investment Shares, (iii) the Warrant (as defined below), and (iv) the Warrant Shares (as defined below), in each case as more fully described in this Agreement.

C.             The offer and sale of the Preferred Shares provided for herein are being made without registration under the Act (as defined below), in reliance upon the provisions of Section 4(2) of the Act, Rule 506 of Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases/exchanges of Preferred Shares to be made hereunder.

D.             The offer and sale of the of the Commitment Fee Shares (if any), the Additional Investment Right, the Additional Investment Shares, the Warrant and the Warrant Shares are being made pursuant to the Registration Statement, which Registration Statement has been declared effective in accordance with the Act, by the SEC (as defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this Article 1:

“Act” means the Securities Act of 1933, as amended.

“Action” has the meaning set forth in Section 4.1(j).

“Additional Investment Right” has the meaning set forth in Section 2.3(c)(ii).

“Additional Investment Shares” has the meaning set forth in Section 2.3(c)(ii).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.  With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will be deemed to be an Affiliate of Investor.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Automatic Termination” has the meaning set forth in Section 3.1.

“Bloomberg” means Bloomberg, L.P.

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Colorado, in the form attached hereto as Exhibit B.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Investor.  If the Company and Investor are unable to agree upon

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the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7.  All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

 “Commitment Fee”  means a non-refundable fee payable by the Company to Investor on the earlier of (a) the first Tranche Closing Date, or (b) the six-month anniversary of the Effective Date, which fee, at the option of the Company, shall either be (i) an amount in cash equal to $600,000, delivered by wire transfer of immediately available funds to an account designated by Investor (provided, however, that if a cash Commitment Fee is paid on the first Tranche Closing Date, such payment may be made by offsetting the first Tranche Amount), or (ii) a number of shares of Common Stock, which shall be freely tradable by Investor and legend free, determined by dividing (x) $600,000 by (y) 88% of the VWAP of the Common Stock for the five (5) Trading Day-period immediately preceding the date on which the Commitment Fee is paid.  For the avoidance of doubt, as of the Effective Date, the Commitment Fee shall be fully payable in accordance with the foregoing, whether or not the Closing or any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

“Commitment Fee Shares” means freely tradable and legend free shares of Common Stock issued in payment of the Commitment Fee.

“Common Shares” includes the Warrant Shares, the Additional Investment Shares, and any Commitment Fee Shares.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company Parties” and “Company Party” have the meanings set forth in Section 5.8(b).

“Company Termination” has the meaning set forth in Section 3.2.

“Conditions to Closing” has the meaning set forth in Section 2.2(b).

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith and attached hereto. The Disclosure Schedules shall contain no material, non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“DWAC Shares” means all Common Shares or other shares of Common Stock issued or issuable to Investor or any Affiliate, successor or assign of Investor pursuant to any of the

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Transaction Documents, including without limitation any Warrant Shares, Additional Investment Shares, and Commitment Fee Shares, all of which shall be (a) issued in electronic form, (b) freely tradable by Investor and legend free and without restriction on resale, and (c) timely credited by Company to the specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function, in accordance with irrevocable instructions issued to and countersigned by the Transfer Agent, in the form attached hereto as Exhibit C or in such other form agreed upon by the parties.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Evaluation Date” has the meaning set forth in Section 4.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” has the meaning set forth in Section 2.3(c)(iii)(C).

“Exercise Notice” shall have the meaning set forth in the Warrant attached hereto as Exhibit A-1.

“Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company, or (iii) any other event which constitutes a Deemed Liquidation Event under the Certificate of Designations.   For the avoidance of doubt, the sale of Wallace Creek assets pursuant to the letter of intent signed by the Company on September 25, 2011 (the “Letter of Intent”), shall not constitute a Fundamental Transaction.

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“GAAP” means United States generally accepted accounting principles or Canadian generally accepted accounting principles applied on a consistent basis during the periods involved.

“Greenberg Traurig” means Greenberg Traurig, LLP, counsel to Investor.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section 4.1(o).

“Investment Right Exercise Notice” means a notice issued by Investor to the Company under this Agreement, in substantially the form attached hereto as Exhibit A-2, to purchase Additional Investment Shares.

“Investor” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Investor Ownership Limit” has the meaning set forth in Section 2.3(c)(iii)(B).

“Investor Parties” and “Investor Party” have the meanings set forth in Section 5.8.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (excluding restrictions on transfer of securities under applicable U.S. federal or state securities or “blue sky” laws).

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by the Company and each of the Company’s executive officers and the Company’s directors other than Mr. Christopher Hopkins, precluding each such Person from participating in any sale of the Common Stock from the Tranche Notice Date through the Tranche Closing Date.

“Losses” has the meaning set forth in Section 5.8.

“Material Adverse Effect”  means any effect, change, occurrence, development, condition or event that has had or would reasonable be expected to have a material adverse effect on (i) the ability of the Company to consummate the transactions contemplated hereby or (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole other than, in the case of each of the foregoing: (a) the effects of changes that are generally applicable to the industries and markets in which the Company and its Subsidiaries operate, (b) any change in general economic or political conditions, or in the financial, banking or securities markets in the United States or Canada, (c) changes in the trading volume or market

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price of Common Stock, (d) effects arising from any changes in the law or GAAP, (e) effects relating to the announcement of the execution of this Agreement and of the transactions contemplated hereby, (f) effects resulting from compliance with the terms of this Agreement by the Company and (g) failure of the Company or its Subsidiaries to meet any financial projections or forecasts.

“Material Agreement” means any loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and the Investor or any Affiliate of the Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K.

“Material Permits” has the meaning set forth in Section 4.1(m).

“Maximum Placement” means $12,000,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, the Maximum Placement less the amount of any previously noticed and funded Tranches.

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Opinion” means an opinion from the Company’s independent legal counsel in the form attached as Exhibit E, to be delivered in connection with the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series C Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Prospectus” includes each prospectus and prospectus supplement (within the meaning of the Act) related to the sale or offering of the Additional Investment Right, the Warrant and/or any of the Common Shares, including without limitation any prospectus or prospectus supplement with respect to the Registration Statement.

“Registration Statement” means the currently effective shelf registration statement of the Company on Form S-3 (Registration Number 333-168461) or any other registration statement which is acceptable to Investor in its sole discretion.

“Regulation D” means Regulation D promulgated under the Act.

“Required Approval” means any approval of the Trading Market and/or the Company’s stockholders required to be obtained by the Company prior to issuing the Securities pursuant to any applicable rules of the Trading Market.

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“Required Tranche Deliveries” has the meaning set forth in Section 2.3(e).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material).

“Securities” includes the Warrant, Additional Investment Right, Common Shares and Preferred Shares issuable pursuant to this Agreement.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination Date” means the earlier of (i) the date that is two years after the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

“Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter dealer electronic quotation and trading system.

“Tranche” has the meaning set forth in Section 2.3(a).

“Tranche Amount” means the amount of any individual purchase of a tranche of Preferred Shares, as specified by the Company, and shall not exceed the Maximum Tranche Amount.

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“Tranche Closing” has the meaning set forth in Section 2.3(f).

“Tranche Closing Date” has the meaning set forth in Section 2.3(f).

“Tranche Limit” has the meaning set forth in Section 2.3(c)(iii)(C).

“Tranche Notice” has the meaning set forth in Section 2.3(b).

“Tranche Notice Date” has the meaning set forth in Section 2.3(b).

“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.

“Tranche Share Price” means $10,000.00 per Preferred Share. The Company may not issue fractional Preferred Shares.

“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche. For the Maximum Placement, the aggregate number of Preferred Shares (not including any Preferred Shares that may be issued as dividend payments) to be issued by the Company to the Investor shall be 1,200 shares.

“Transaction Documents” means this Agreement, the other agreements and documents referenced herein, and the exhibits, appendices, and schedules hereto and thereto.

“Transfer Agent” means Computershare, or any successor transfer agent for the Common Stock.

“USRPHC” has the meaning set forth in Section 4.1(jj).

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market on which the Common Stock is then listed or quoted for trading during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three (3) highest closing bid prices and the three (3) lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If VWAP cannot be calculated for such security on such date on any of the foregoing

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bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and Investor. If the Company and Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Warrant” means the warrant issuable under this Agreement, in the form attached hereto as Exhibit A-1, to initially purchase such number of shares of Common Stock equal to (i) $4,200,000 divided by (ii) the Closing Bid Price of a share of Common Stock on the most recently completed Trading Day prior to the time that the first Tranche Notice is deemed delivered for the first Tranche Notice Date, at an initial exercise price per share equal to the Closing Bid Price of a share of Common Stock on the most recently completed Trading Day prior to the time that the first Tranche Notice is deemed delivered for the first Tranche Notice Date, all subject to adjustment as provided therein. The term “Warrant” as used in this Agreement shall also include any warrants to purchase shares of Common Stock issued in exchange, transfer or replacement of the Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE 2
PURCHASE AND SALE

2.1           Agreement to Purchase.  Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth in this ARTICLE 2:

(a)           Investor hereby agrees to purchase such amounts of Tranche Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Tranches pursuant to Section 2.3 below; and

(b)           The Company agrees to issue the Preferred Shares, Additional Investment Right, Warrant and Common Shares to Investor in accordance with the terms of this Agreement; provided, however, that for clarification purposes and notwithstanding the foregoing, as of the Effective Date, the Commitment Fee shall be fully payable in accordance with the foregoing, whether or not the Closing or any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

2.2           Closing.

(a)           Closing. The closing of this Agreement (the “Closing”) shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to Closing set forth in Section 2.2(b) have been met.

(b)           Conditions to Closing. As a condition precedent to the Closing, all of the following (the “Conditions to Closing”) shall have been satisfied within five (5) Trading Days after the Effective Date:

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(i)            the following documents shall have been delivered to Investor: (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (w) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (x) a copy of the Company’s current Articles of Incorporation, (y) a copy of the Company’s current Bylaws and (z) the incumbency of the persons executing the Transaction Documents; (C) a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the Company’s jurisdiction of formation within five (5) days of the Effective Date; (D) a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within five (5) days of the Effective Date; (E) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within five (5) days of the Effective Date; (F) a copy of the Certificate of Designations filed with the Secretary of State (or comparable office) of the Company’s jurisdiction of formation; (G) the Opinion; (H) a copy of the press release announcing the transactions contemplated by this Agreement and Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents; (I) the Irrevocable Transfer Agent Instructions (which instructions shall be delivered to the Transfer Agent in accordance with Section 5.1(b)); (J) a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of the Effective Date; and (K) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request.

(ii)           other than for losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the date of the last SEC Report filed by the Company;

(iii)          the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iv)           the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, the Required Approval, if necessary;

(v)            the representations and warranties of Investor in this Agreement shall be true and correct in all material respects; provided however, that Section 4.2(i) need not be true and correct in all material respects at any date after the first Tranche Closing;

(vi)           the Common Stock, and all Common Shares issuable upon consummation of the transactions contemplated hereby, shall be listed for trading or quoted on a Trading Market, the Company is in compliance with all requirements in order to maintain listing or quotation on a Trading Market (including reporting requirements under the Exchange Act, if applicable), and to the Company’s knowledge there is no notice of any suspension or delisting,

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other than the Below Compliance Letter, with respect to the trading or quotation of the shares of Common Stock on the then applicable Trading Market;

(vii)          none of the Company or any of its Subsidiaries is, or will be as a result of the Closing, in breach or default of any of the Transaction Documents or any Material Agreement;

(viii)        no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents;

(ix)           the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor, including without limitation all Commitment Fee Shares and all Warrant Shares issuable upon exercise of the Warrant;

(x)            the Company shall have paid all reasonable fees and expenses of Greenberg Traurig in accordance with the provisions of Section 6.1, by wire transfer of immediately available funds to an account designated by Greenberg Traurig within one (1) business day after the Effective Date;

(xi)           the Lock-Up Agreements shall have been executed and delivered; and

(xii)         the Registration Statement shall be effective and the Prospectus contained therein shall be properly available for use in connection with the transactions contemplated by the Transaction Documents, including without limitation the resale of the shares of Common Stock by Investor, subject only to the filing of a prospectus supplement as soon as practicable (but in any event as required by Rule 424 under the Act) to reflect the giving of a Tranche Notice and the issuance and resale of Common Shares in connection therewith.

(c)           Delivery of the Warrant.  Immediately prior to the delivery of the first Tranche Notice, the Company shall deliver the Warrant duly executed on behalf of the Company and registered in the name of Investor or its designee. For the avoidance of doubt, the parties agree and acknowledge that the Warrant (and any Warrant Shares issued or issuable upon exercise of the Warrant) shall be irrevocably issued as of such delivery (or, in the case of the Warrant Shares, at the time specified in the Warrant), whether or not any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

(d)           Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following Investor’s receipt of a validly delivered

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Tranche Notice, Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Share Amount, in the manner described below.

2.3           Tranches to Investor.

(a)           Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time following the Closing, the Company may, in its sole and absolute discretion, elect to exercise one or more individual purchases by Investor of Preferred Shares (each a “Tranche”) according to the following procedure, provided that each subsequent Tranche Notice Date (defined below) after the first Tranche Notice Date shall be no sooner than five (5) Trading Days after the Tranche Closing for the prior Tranche has occurred or such Tranche Closing has been cancelled pursuant to the terms hereof.

(b)           Delivery of Tranche Notice. The Company shall deliver an irrevocable written notice (the “Tranche Notice”) the form of which is attached hereto as Exhibit F (the date such Tranche Notice is delivered or deemed delivered, as applicable, as set forth below being the “Tranche Notice Date”), to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”).  A Tranche Notice may be delivered by the Company to Investor before 9:30 a.m., New York City time, on any Trading Day via facsimile or electronic mail, with confirming copy by overnight carrier, in each case, to the address set forth on the page immediately following the signature pages to this Agreement.  A Tranche Notice delivered after such time on a Trading Day or delivered on a non-Trading Day shall be deemed delivered on the following Trading Day.  Except with respect to the delivery of a Tranche Notice on the first Tranche Notice Date, the Company may not give a Tranche Notice until five (5) Trading Days after the Tranche Closing for the prior Tranche has occurred or such Tranche Closing has been cancelled pursuant to the terms hereof.

(c)           Warrant Exercise; Additional Investment Shares.

(i)            Warrant.  On each Tranche Notice Date, that portion of the Warrant equal to 35% of the Tranche Amount shall vest and become exercisable, and shall be automatically exercised, at the price per share set forth in the Warrant, all as more fully set forth in the Warrant.  Investor shall document the automatic exercise of such portion of the Warrant by delivering an Exercise Notice to the Company and shall make payment for the shares issuable upon such exercise in cash, or through the issuance of a recourse note in the form attached as Exhibit G to this Agreement, in each case, as set forth in the Warrant. An Exercise Notice in respect of an automatic exercise of the Warrant, and the payment of the exercise price in respect thereof, shall be delivered on or before 4:00 p.m., New York City time, on the Trading Day immediately following the date on which the Tranche Notice is deemed to have been delivered.

(ii)           Additional Investment Shares.   On each Tranche Notice Date, Investor shall become obligated, pursuant to a right automatically vesting and automatically exercised on such Tranche Notice Date (each, an “Additional Investment Right”), to purchase that number of shares of Common Stock (“Additional Investment Shares”) equal in dollar

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amount to 100% of the Tranche Amount set forth in the Tranche Notice at the price per share as determined by the immediately following sentence.  The exercise price per share of the Additional Investment Right shall be an amount per share equal to the Closing Bid Price of a share of Common Stock on the most recently completed Trading Day prior to the time that the Tranche Notice was delivered or deemed delivered for the applicable Tranche Notice Date. Investor shall document the automatic exercise of the Additional Investment Right by delivering an Investment Right Exercise Notice to the Company and shall pay for the Additional Investment Shares in cash, or through the issuance of a recourse note in the form attached as Exhibit G to this Agreement. An Investment Right Exercise Notice, and the payment of the exercise price in respect thereof, shall be delivered on or before 4:00 p.m., New York City time, on the Trading Day immediately following the date on which the Tranche Notice is deemed to have been delivered.

(iii)          Tranche Notice Restrictions.

 (A)           In no event shall the Company be permitted to deliver a Tranche Notice if the total number of shares covered by an effective Registration Statement and Prospectus is insufficient to cover the number of shares underlying Warrants (including the portion of the Warrant vesting on the applicable Tranche Notice Date) and underlying the Additional Investment Right with respect to the applicable Tranche Notice Date and, if applicable, the Commitment Fee Shares, or any such shares would not be immediately freely tradable by Investor.

 (B)           At no time may the Company deliver a Tranche Notice if the number of Warrant Shares and/or Additional Investment Shares to be received pursuant to the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such Tranche Notice (excluding all other shares of Common Stock and other voting securities then owned or deemed beneficially owned by Investor and its Affiliates), would result in Investor and/or its Affiliates owning or being deemed the beneficial owner of more than 9.99% of all of such Common Stock, with such ownership percentage determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (the “Investor Ownership Limit”); provided, however, that in the case of the first Tranche Notice, the Commitment Fee Shares then owned or deemed beneficially owned by Investor or to be issued to Investor shall be included when determining whether such Tranche would exceed the Investor Ownership Limit.

 (C)           In addition to the restrictions set forth above, at no time may the Company deliver a Tranche Notice if the number of Common Shares to be issued upon the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such Tranche Notice  (together with the Commitment Fee Shares (if any) and all Common Shares issued pursuant to previous Tranche Notices) would exceed the aggregate number of Common Shares which the Company may issue without breaching the Company’s obligations under the rules or regulations of the applicable Trading Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the applicable

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Trading Market for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from reasonable outside counsel to the Company that such approval is not required.

(iv)           Issuance of Warrant Shares and Additional Investment Shares. No later than the Trading Day immediately following the date on which the Company is deemed to have received each of the Exercise Notice or the Investment Right Exercise Notice, as the case may be, and the aggregate exercise price in respect thereof (such date of receipt being the “Exercise Delivery Date”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of thereof to the Holder and an electronic copy of its share issuance instructions to the Holder and the Transfer Agent (which such electronic transmissions to comply with the notice provisions of Section 6.2 of this Agreement), and shall instruct, authorize and cause the Transfer Agent to immediately credit such aggregate number of freely tradable Common Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program through its Deposit/Withdrawal at Custodian (DWAC) system, with such credit to occur no later than 12:00 p.m. New York City time on third Trading Day following the Exercise Delivery Date, time being of the essence, all of such shares of Common Stock which shall be immediately freely tradable by Investor and without restrictive legend.

(v)            Security Agreement. If the Investor elects to pay for the exercise of any portion of the Warrant or the Additional Investment Right with a recourse note in the form attached hereto as Exhibit G, the Investor and the Company shall execute and deliver to each other a security agreement in the form attached hereto as Exhibit H simultaneously with the delivery of the first recourse note in connection with such exercise.

(d)           Conditions Precedent to a Tranche Notice.  The right of the Company to deliver a Tranche Notice and the obligation of the Investor to accept a Tranche Notice and to acquire and pay for the Preferred Shares are subject to the satisfaction, on the Tranche Notice Date, of each of the conditions set forth below:

(i)            the Common Stock (including without limitation, all Common Shares issued or issuable hereunder) shall be listed for trading or quoted on a Trading Market, the Company is in compliance with all requirements in order to maintain listing or quotation on a Trading Market (including reporting requirements under the Exchange Act, if applicable), and to the Company’s knowledge there is no notice, other than the letter received from the NYSE Amex on September 12, 2011 and reported on the Company’s Form 10-Q filed with the SEC on September 14, 2011 notifying the Company of its failure to satisfy certain continued listing standards, specifically Section 1003(a)(iv) of the Company Guide (the “Below Compliance Letter”), of any suspension or delisting with respect to the trading or quotation of the shares of Common Stock on the then applicable Trading Market;

(ii)           the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as if made on the Tranche Notice Date, except for representations and warranties that are expressly made as of a particular date in which case, such representations and warranties shall be true and correct as of such particular

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date (provided, however, that, in respect of any representation and warranty that is required to be so true and correct as of the Tranche Notice Date which specifically refers to the Disclosure Schedules, any information disclosed by the Company in a filing with the SEC after the Effective Date but prior to the date of the Tranche Notice shall be deemed to update the Disclosure Schedules automatically and without any further action on the part of the Company), the Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche Notice Date, and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iii)          other than losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the Closing or the prior Tranche Notice, if any;

(iv)           all Common Shares shall have been timely delivered pursuant to (i) any Exercise Notice delivered to the Company under the terms of the Warrant and (ii) any Investment Right Exercise Notice delivered to the Company under the terms of this Agreement, in each case, prior to the applicable Tranche Notice Date;

(v)            all Preferred Shares shall have been timely delivered pursuant to any previously delivered Tranche Notice prior to the applicable Tranche Notice Date;

(vi)           all previously-issued Common Shares are DWAC Shares in electronic form and are then freely tradable by Investor and without restrictive legend;

(vii)          there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in this Agreement or any of the other Transaction Documents, or requiring any consent or approval which shall not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement or any other Transaction Document; no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or any other Transaction Document; and no actions, suits or proceedings shall be in progress, pending or, to the Company’s knowledge, threatened, by any person (other than Investor or any Affiliate of Investor) that seek to enjoin or prohibit the transactions contemplated by this Agreement or any other Transaction Document;

(viii)        the Company shall have obtained all governmental, regulatory or third party consents and approvals and shall have made all required filings, in each case, if any, necessary for the sale and resale of the Securities, including without limitation, the Required Approval, if necessary;

(ix)           the Company has a current, valid and effective Registration Statement and the Prospectus shall be properly available for use to permit the lawful sale and resale of all previously-issued and future issuable Common Shares (including without limitation all Warrant Shares issuable upon exercise of the Warrant delivered in connection with such

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Tranche and any previous Tranches, all Additional Investment Shares issuable upon exercise of any Additional Investment Right Exercise Notice delivered in connection with such Tranche, and any Commitment Fee Shares), and will, as soon as practicable (but in any event as required by Rule 424 under the Act), file a prospectus supplement with respect to the giving of a Tranche Notice and the issuance and resale of Common Shares in connection therewith;

(x)            the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and any other outstanding agreements between the Company and Investor and any Affiliate of Investor, including without limitation all Commitment Fee Shares, Warrant Shares issuable upon exercise of the Warrant issued in connection with such Tranche and any previous Tranche, and all Additional Investment Shares issuable upon exercise of any Additional Investment Right Exercise Notice delivered in connection with such Tranche and any previous Tranche;

(xi)           the Company has provided notice of its delivery of the Tranche Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement;

(xii)         the aggregate number of Common Shares issuable to Investor would not cause Investor to exceed the Investor Ownership Limit;

(xiii)        except in connection with the first Tranche Notice (unless such first Tranche Notice is after the six-month anniversary of the Effective Date), Investor shall have previously received the Commitment Fee;

(xiv)         the Certificate of Designations shall have been duly filed with, and accepted by, the Secretary of State of the State of Colorado and shall be in full force and effect;

(xv)          all deliverables specified in Section 2.3(e) of this Agreement which are required to be delivered at or prior to the Tranche Notice Date shall have been delivered;

(xvi)         following any applicable notice and opportunity to cure, the Company is not, and will not be as a result of the applicable Tranche, in default of this Agreement, any other agreement between the Company and Investor or any Affiliate of Investor, or any other Material Agreement, and the Company shall deliver to Investor an Officer’s Closing Certificate, signed by an authorized officer of the Company, certifying as to the foregoing;

(xvii)        the Opinion, dated as of the Tranche Notice Date, shall be delivered to Investor;

(xviii)      the Warrant shall have been delivered to Investor; and

(xix)         if any of the Common Shares cease to be a “covered security” pursuant to Section 18 of the Act, Investor shall have received appropriate and customary assurances from the Company’s independent legal counsel with respect to compliance with

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applicable state securities and “blue sky” laws in connection with the offering, sale and resale of the Securities in connection with such Tranche Notice.

(e)           Deliveries at Tranche Closing. The closing of any Tranche and the parties’ obligations hereunder shall additionally be conditioned upon the delivery of each of the following (the “Required Tranche Deliveries”), except as otherwise indicated, on or before the applicable Tranche Closing Date:

(i)            a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;

(ii)           the Tranche Purchase Price shall have been paid by the Investor to the Company by wire transfer of immediately available funds to an account designated by the Company prior to the applicable Tranche Closing Date;

(iii)          Investor shall have received the Commitment Fee, if any, that is payable as set forth in the definition of Commitment Fee set forth in Article I hereof;

(iv)           the following executed documents shall have been delivered to Investor: the Opinion and the Officer’s Closing Certificate, in each case, dated and delivered as of the Tranche Notice Date and the Tranche Closing Date; provided, however, that the Opinion delivered on the Tranche Closing Date shall only be required to cover such matters from the Opinion as are applicable to such Tranche Closing as the Investor may reasonably request;

(v)            a “Use of Proceeds” certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company, shall have been delivered to Investor;

(vi)           all Warrant Shares and Additional Investment Shares shall have been timely delivered to Investor in accordance with any exercise notice properly delivered to Company on or before the applicable Tranche Closing Date;

(vii)          all documents, instruments and other writings required to be delivered by the parties on or before the Tranche Closing Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein;

(viii)        payment of a $10,000.00 non-refundable administrative fee to Greenberg Traurig, by offset against the Tranche Amount, or by wire transfer of immediately available funds;

(ix)          on each Tranche Closing Date (other than the first Tranche Closing Date), a “bring-down” certificate relating to the good standing of the Company; and

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(x)           an opinion from Company’s independent legal counsel, which shall only be required to cover such matters from the Opinion as are applicable to such Tranche Closing as the Investor may reasonably request.

(f)            Mechanics of Tranche Closing.  Each of the Company and Investor shall deliver all Required Tranche Deliveries required to be delivered by either of them pursuant to Sections 2.3(d) and 2.3(e) of this Agreement, as applicable on or prior to each Tranche Closing Date.  Subject to such delivery and the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.3(d) as of such date, the closing (a “Tranche Closing”) of the purchase by Investor of Preferred Shares shall occur by 5:00 p.m., New York City time, on the date which is ten (10) Trading Days following the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor or its counsel; provided, however, that if any Warrant Shares or Additional Investment Shares, with respect to any portion of the Warrant or Additional Investment Right exercised before the Tranche Closing Date have not been timely delivered in accordance with the Transaction Documents, then the Tranche Closing and Tranche Closing Date shall be extended one (1) Trading Day for each Trading Day that such delivery is not made; and provided, further, that if any Warrant Shares or Additional Investment Shares are not DWAC Shares upon delivery, then the Tranche Closing Date shall be extended one (1) Trading Day for each Trading Day that such shares are not DWAC Shares.  On or before each Tranche Closing Date, Investor shall pay to the Company the Tranche Purchase Price to be paid for such Tranche Shares by wire transfer of immediately available funds to an account designated by the Company prior to the applicable Tranche Closing Date.

(g)           Limitation on Obligations to Purchase and Sell.  Notwithstanding anything herein to the contrary, in the event the Closing Bid Price of the Common Stock during any one or more of the nine (9) Trading Days on or immediately following the Tranche Notice Date falls below 75.0% of the Closing Bid Price of the Common Stock on the Trading Day immediately prior to the Tranche Notice Date, the Company shall not issue any Tranche Shares on the Tranche Closing Date, Investor shall not purchase any of the Tranche Shares, and the Tranche shall be cancelled; provided, however, that upon such cancellation, the Investor shall redeem any outstanding recourse note tendered by Investor in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable Tranche Notice for the principal amount of the recourse note plus accrued interest in exchange for, at the option of Investor, (i) cash or (ii) (a) 92% of any gross proceeds received by the Investor upon the sale of such Additional Investment Shares or Warrant Shares issued to Investor in connection with such Tranche Notice and (b) the return to the Company of any unsold Additional Investment Shares or Warrant Shares issued to Investor in connection with such Tranche Notice.

2.4           Maximum Placement.  Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.

2.5           Share Sufficiency.  The Company shall have a sufficient number of duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with

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Investor and any Affiliate of Investor, including, without limitation, all Common Shares issuable pursuant to the Warrant and this Agreement.

ARTICLE 3
TERMINATION

3.1           Automatic Termination.  This Agreement shall terminate automatically (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a)            if, at any time after the Effective Date, either the Company or the Investor, or any director or executive officer of the Company or the Investor, has engaged in a transaction or conduct related to the Company or the Investor, as applicable, that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b)            if the Company or the Common Stock or any Common Shares shall cease or fail to be listed for trading or quoted on a Trading Market (a “Trading Market Event”) if such Trading Market event continues for five consecutive days or more;

(c)            if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d)           upon the occurrence of a Fundamental Transaction;

(e)           so long as any Preferred Shares are outstanding, the Company (i) creates or publicly announces its intention to create a class of stock senior to the Series C Preferred Stock with respect to dividend or liquidation rights or (ii) substantially alters or publicly announces its intention to substantially alter the capital structure of the Company in a manner that materially adversely effects the rights or preferences of the Series C Preferred Stock, in each case without the prior approval of the holders or a majority of the Preferred Shares then outstanding; and

(f)            on the Termination Date.

3.2           Company Termination.  The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement by providing 30 days’ advance written notice (“Termination Notice”) to Investor; provided the Company shall not have the right to terminate this Agreement if the Company is in breach or default of this Agreement.

3.3           Other Termination.  The Investor may terminate this Agreement by providing three days’ advance written notice to the Company, if the Company is in breach or default of any Material Agreement which has or would reasonably be expected to have a Material Adverse

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Effect, and such breach or default is not cured within 20 Trading Days after notice of such breach or default is delivered to the Company. The Company or the Investor may terminate this Agreement by providing three days’ advance written notice to the other, if the other party is in material breach or default of this Agreement or any Transaction Document or such party has committed any material anticipatory breach, and such material breach or default is not cured within 10 Trading Days after notice of such material breach or default is delivered to the breaching party. In the event of the occurrence of any such material breach or default that has not been cured (whether or not notice thereof has been given), or the occurrence of a Trading Market Event which remains uncured, Investor shall not be required to accept any Tranche Notice, fund any Tranche as to which a Tranche Notice has been previously delivered, effect any Tranche Closing, or automatically exercise the Warrant or the Additional Investment Right with respect to any Tranche. This Agreement may be terminated at any time by the mutual written consent of both the Company and the Investor, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

3.4           Effect of Termination.  In the event of termination by the Company or the Investor pursuant to Section 3.2 or 3.3, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 6.2 (unless termination is automatic) and this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 3.1, 3.2 or 3.3 herein, this Agreement shall thereafter be of no further force and effect, except as provided in Section 6.8 hereof and in this Section 3.4. Nothing in this Section 3.4 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents occurring prior to such termination, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement arising prior to such termination, or to impair rights of indemnification under this Agreement or any other Transaction Document. The termination of this Agreement will have no effect on any Preferred Shares, Warrant, Warrant Shares or Additional Investment Shares previously issued or delivered, or on any rights of any holder thereof.  For the avoidance of doubt and notwithstanding anything contained in this Agreement to the contrary, (a) all cash fees paid to Investor (including, without limitation, the Commitment Fee) or its counsel’s fees are non-refundable, and (b) all of the Commitment Fee Shares, if any, shall be deemed fully earned as of the Effective Date whether or not the Closing or any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement, and the Warrant (and any Warrant Shares received pursuant to the Warrant) shall be irrevocably issued as of the date delivered (or, in the case of the Warrant Shares, at the time specified in the Warrant), whether or not any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties of the Company.  Except as set forth below as being qualified by the corresponding section of the Disclosure Schedules (as the same may be updated or deemed updated pursuant to Section 2.3(d)(ii)), which shall be deemed a part hereof, or as set forth below as being qualified by the SEC Reports, which, in each case, shall qualify

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any representation or warranty made herein to the extent of such disclosure, the Company hereby represents and warrants to, and as applicable covenants with, Investor as follows:

(a)           [INTENTIONALLY OMITTED].

(b)           Organization and Qualification.  Except as disclosed in Schedule 4.1(b) of the Disclosure Schedules, the Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.   The Company is not in violation or default of any of the provisions of its Articles of Incorporation or bylaws as currently in effect, except where such violation or default would not, individually or in the aggregate, constitute a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company or its board of directors or stockholders is required.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(d)           No Conflicts.  Assuming each of the filings, consents and approvals referred to in Section 4.1(e) are obtained, given or made on a timely basis, as applicable, the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or bylaws as currently in effect, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or

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other restriction of any court or governmental authority to which the Company is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designations, (ii) such as may be required under the Act (including, without limitation, the filing of a Form D with the SEC and the filing with the SEC of the Prospectus supplement pursuant to Rule 424(b) under the Act supplementing the base prospectus forming part of the Registration Statement) or the Exchange Act (including, without limitation, the filing of a Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents), (iii) such as may be required under applicable state securities or “blue sky” laws, (iv) such as may be required under the rules and regulations of the Trading Market or the Financial Industry Regulatory Authority (the “FINRA”) and (v) such consents, waivers, authorizations, order, notices, filings or registrations, the failure of which to obtain, give or make would not, individually or in the aggregate, result in a Material Adverse Effect; provided, that, for purposes of the representation made in this Section 4.1(e), the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor contained in Sections 4.2(d) through and including 4.2(k), and the full performance of and compliance with the covenants and agreements of the Investor contained in Section 5.1 of this Agreement.

(f)            Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, and subject to, and in reliance on, the representations, warranties, covenants and agreements made herein by the Investor, will be duly and validly issued, fully paid and nonassessable, and subject to Section 5.14, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of this Agreement based on the then-current anticipated exercise price(s) of the Warrant.

(g)           Capitalization..  As of the date hereof, the authorized capital stock of the Company consists of (i) 750,000,000 shares of Common Stock, of which, 348,698,837 are issued and outstanding and (ii) 10,000,000 shares of preferred stock, of which, one share is issued and outstanding.   No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 4.1(g) of the Disclosure Schedules, and except as a result of the purchase and sale of the Securities, the OQI Sask exchangeable shares, and stock options issued by the Company to its employees, directors and consultants, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become

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bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth in Schedule 4.1(h) of the Disclosure Schedules, the Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.   As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information.

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(j)            Litigation.  Except as set forth in Schedule 4.1(j) of the Disclosure Schedules or as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor to the knowledge of the Company any director or officer of the Company, is or has been during the past five years the subject of any Action involving a claim of violation of or liability under U.S. federal or state securities laws or a claim of breach of fiduciary duty.  During the past five years, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company in their capacity as a director or officer of the Company.  During the past five years, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.

(k)           Labor Relations.  Except as set forth in Schedule 4.1(k) of the Disclosure Schedules or in the SEC Reports, no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.

(l)            Compliance.  Except as set forth in Schedule 4.1(l), the Company (i) is not in default under or in violation of (and, to the Company’s knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to the Company, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws applicable to its business, except in each of the cases referenced in clauses (i), (ii) and (iii) above as would not have a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

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(n)           Title to Assets.  Except as set forth in Schedule 4.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  Except as set forth in Schedule 4.1(o), the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  Except as set forth in the SEC Reports, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it. The Company and the Subsidiaries maintain a system of internal accounting controls

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sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(s)           Certain Fees.  Except for the payment of the Commitment Fee and except as set forth in Schedule 4.1(s) of the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and no broker, finder, financial advisor placement agent or investment banker has been retained in connection with the transactions contemplated by this Agreement.  Except as a result of any agreements or arrangements made by the Investor or its representatives or Affiliates, to the Company’s knowledge, Investor shall have no obligation with respect to any such fees or commissions of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t)            Private Placement; Compliance. Assuming the accuracy of Investor representations and warranties set forth in Section 4.2, no registration under the Act is required for the offer and sale of the Preferred Share by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

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(v)           Registration Rights.  Except as set forth in Schedule 4.1(v) of the Disclosure Schedules, no Person has any right to cause the Company to effect the registration under the Act of any securities of the Company that have not been registered.

(w)           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor, to the Company’s knowledge, is the SEC contemplating terminating such registration.  Except as set forth in Schedule 4.1(w) of the Disclosure Schedules or as set forth in the SEC Reports or the Below Compliance Letter, the Company has not in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(y)           Disclosure.  Except with respect to (i) the transactions contemplated by the Transaction Documents and (ii) the information that will be publicly disclosed by the Company pursuant to Section 2.2(b)(i)(H) and Section 5.4, the Company confirms that neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes material, non-public information. The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the Effective Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company or any of its Subsidiaries prior to the Effective Date or by a later dated SEC Report filed with or furnished to the SEC by the Company prior to the Effective Date, at the time of issuance of such later dated press release or filing or furnishing of such SEC Report, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  From and after the Effective Date, the Company understands and confirms that neither Investor nor any Affiliate of Investor

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shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively to the Company or the shareholders of the Company or to any other Person who is the source of material non-public information regarding the Company.  There is no adverse material information regarding the Company that has not been publicly disclosed prior to the Effective Date.

(z)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of any of the Securities in connection herewith to be integrated with prior offerings by the Company for purposes of the Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the applicable Trading Market.

(aa)         [INTENTIONALLY OMITTED].

(bb)         Tax Status.  Except as set forth in Schedule 4.1(bb) to the Disclosure Schedules, the Company and each of its Subsidiaries has made or filed all material federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(cc)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions

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contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities.  The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(ee)         Accountants.  The Company’s accountants are set forth in the SEC Reports.  To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Act.

(ff)          No Disagreements with Accountants and Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

(gg)         Registration Statements and Prospectuses.

(i)            The Registration Statement is effective and covers, and is available for use, in compliance with the Act and the rules and regulations thereunder for the offering and sale of the Additional Investment Right, the Warrant and the Common Shares (including, as applicable, any resale of the Common Shares), including, without limitation, as to the “Plan of Distribution” set forth therein. The Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.  The Registration Statement meets, and the offering and sale of the Common Shares as contemplated hereby will comply with, the requirements of Rule 415 under the Act.  The Company currently meets the requirements for the use of Form S-3 under the Act with respect to the foregoing (including, without limitation, as to General Instruction I.B.6 of Form S-3, as applicable). The Company will use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement until all Common Shares have been sold (including, as applicable, any resale of the Common Shares).  The Company will file all required prospectus supplements in connection with the foregoing, all in compliance with the provisions of the Act and the rules and regulations thereunder.

(ii)           The Registration Statement when it became effective (and since such time has) complied, and hereafter, as amended or supplemented, shall at the time of any Tranche Notice Date, Tranche Closing Date, or sale (and, as applicable, resale) of any Common Shares, and at all times during which the Registration Statement is deemed effective under the Act and at all times during which a Prospectus is required by the Act to be delivered in connection therewith, comply, in all material respects, with the requirements of the Act, and did not and shall not at any such time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Each Prospectus did comply, as of its date and the date it was filed with the SEC and thereafter,  and hereafter shall, at the time of any Tranche Notice Date, Tranche Closing Date, or sale (and, as applicable, resale) of any Common Shares, and at all

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times during which a Prospectus is required by the Act to be delivered in connection therewith, comply, in all material respects, with the requirements of the Act, and did not and shall not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)           The Company has not and will not, directly or indirectly, use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) except in compliance with Rules 164 and 433 under the Act.  The Company is not and will not be an “ineligible issuer” (as defined in Rule 405 under the Act).

(hh)        Dilutive Effect.  The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with the Warrant is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(ii)           Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(jj)           U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, a U.S. real property holding corporation (“USRPHC”)  within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon Investor’s request.  The Company shall use reasonable best efforts not to become, and not cause any of its Subsidiaries to become, a USRPHC so long as the Common Shares are held by Investor; provided, however, that in the event that the Company or any of its Subsidiaries shall become a USRPHC, the Company shall not deliver a Tranche Notice to Investor and no Tranche Closings shall occur without the prior written consent of Investor.

(kk)        Securities Law Compliance; Shell Company Status.  The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder (and, as applicable, the resale of the Common Shares by Investor), including, without limitation, the applicable requirements of the Act. The Company is not, and has not been, an issuer identified in subsection (i) of Rule 144.

(ll)           Public Utility Holding Act.  None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

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(mm)       Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(nn)         Money Laundering.  The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(oo)         Officers, Directors and Beneficial Owners.  Schedule 4.1(oo) sets forth the identities of all officers and directors of the company, along with the number of shares of Common Stock beneficially owned by each such Person.

4.2           Representations and Warranties of Investor. Investor hereby represents and warrants to, and as applicable covenants with, the Company as follows:

(a)           Organization; Authority.  Investor is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Investor has the requisite company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Transaction Documents to which Investor is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Investor and no further consent or authorization of Investor or its members is required.  Each Transaction Document to which Investor is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(b)           No Conflicts.  The execution, delivery and performance of the Transaction Documents to which Investor is a party do not and will not conflict with or violate any provision of Investor’s memorandum of association or bye-laws (or similar organizational documents) as currently in effect.

(c)           Investor Status.  At the time Investor was offered the Securities, it was, and it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Act.

(d)           Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the

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Securities, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Investor is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)            No Public Sale or Distribution.  Investor is acquiring the Preferred Shares for its own account, and not as a nominee or agent, for investment purposes, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, all except pursuant to transactions registered under the Act or exempt from such registration; provided, however, that the disposition of its property shall at all times be within its control.

(g)           Acknowledgement of Private Placement.  Investor understands that the offer and sale of the Preferred Shares provided for herein is being made without registration under the Act, in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases of Preferred Shares to be made hereunder, and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Preferred Shares.

(h)           Transfer or Resale. Investor understands that (i) the Preferred Shares have not been and are not being registered under the Act or any state securities or “blue sky” laws and (ii) neither the Company nor any other Person is under any obligation to register the Preferred Shares under the Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder with respect to the Preferred Shares.

(i)            Not an Affiliate.  The Investor is not an officer, director or Affiliate of the Company and does not beneficially own any Common Stock.

(j)            No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Manipulation of Price.  Neither the Investor nor any of its Affiliates has, and, to the knowledge of the Investor, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of

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the Securities, (ii) except with respect to the transactions contemplated by this Agreement and the resale by Investor of the Securities from time-to-time after the date of this Agreement, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(l)            Trading Restrictions; Compliance with Securities Laws.  Investor covenants and agrees that during the period beginning on the Trading Day immediately preceding the Effective Date and ending on the Trading Day immediately following the termination of this Agreement, neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor will, directly or indirectly, enter into or execute or cause or assist any Person to enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the SEC under the Exchange Act) of the Common Stock or trading derivative securities to the same effect.

The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

5.1           Certain Transfer Restrictions.

(a)           The Preferred Shares constitute “restricted securities” as such term is defined in Rule 144(a)(3) and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “Blue Sky” laws.  Without limiting the generality of the foregoing, except for a transfer to an Affiliate of Investor or a bona fide pledge of the Preferred Shares, the Preferred Shares may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (i) such offer, sale, transfer, assignment, pledge or distribution is subsequently registered under the Act, (ii) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which may be Greenberg Traurig), in a form generally acceptable to the Company, to the effect that such Preferred Shares to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (iii) such Preferred Shares can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable. In furtherance of the foregoing, certificates for the Preferred Shares shall bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The foregoing legend shall be removed if and when no longer required in the opinion of counsel to Investor or other holder of the Preferred Shares in the form and substance reasonably satisfactory to the Company. Certificates and any other instruments evidencing the Warrant and the Common Shares shall not bear any restrictive or other legend.

(b)           At the Closing, the Company shall issue irrevocable instructions to the Transfer Agent in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by Investor to the Company upon delivery of the Common Shares or Preferred Shares (as the case may be). The Company represents, warrants and covenants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.1(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent contemplated in this Agreement and the other Transaction Documents. The Company shall take all necessary action to give effect to the foregoing.  Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

5.2           Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144 until such time as Investor may sell all such Securities without restriction under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be

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integrated with the offer or sale of the Securities in a manner that would cause the transactions contemplated hereby to violate the registration requirements under the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the applicable Trading Market.

5.4           Securities Laws Disclosure; Publicity.  The Company shall (i) by 8:30 a.m., New York City time, on the Trading Day immediately following the Effective Date issue a press release and (ii) within the time required by applicable law (but in no event later than the second business day following the execution of this Agreement) file a Current Report on Form 8-K and a prospectus supplement under Rule 424(b), in each case, describing the transactions contemplated by, and in the case of the Current Report on Form 8-K, attaching a complete copy of, the Transaction Documents. Such press release and Current Report on Form 8-K and such prospectus supplement shall be reasonably acceptable to Investor; and the prospectus supplement shall also include such information relating to the offering, the securities, the plan of distribution, the selling security holders for the securities, the sale and resale of the Common Shares, and otherwise with respect to matters related to the Registration Statement as required and also as Investor may reasonably request, all so that such information is  immediately part of the current Prospectus forming part of the Registration Statement in accordance with applicable securities laws and the rules and regulations thereunder. The Company and Investor shall consult with each other in issuing any additional press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, Trading Market regulations or judicial process, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  The Company shall provide Investor with prior notice of any public disclosure of the name of Investor or contemplated inclusion of the name of Investor in any filing with the SEC or any regulatory agency or Trading Market (it being hereby acknowledged and agreed by Investor that Investor’s name may be disclosed, to the extent required, in a supplemental listing application with the Trading Market, any Current Report on Form 8-K of the Company describing the transactions contemplated by the Transaction Documents, in any Registration Statement and Prospectus covering any Common Shares, and in other reports of the Company required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof).

5.5           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6           Non-Public Information.  The Company covenants and agrees that neither it nor any Person acting on its behalf will provide Investor or its agents or counsel with any

35

information that the Company believes constitutes material non-public information, unless after the Effective Date and prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information (a “Post-Effective Date Confidentiality Agreement”).  On and after the Effective Date, except as may be set forth in a Post-Effective Date Confidentiality Agreement, neither Investor nor any Affiliate of Investor shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the shareholders of the Company, or to any other Person who is the source of material non-public information regarding the Company.  The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment by Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Company shall not deliver a Tranche Notice to Investor and no Tranche Closings shall occur until such time as the Company makes a public disclosure, in the form of a press release or Current Report on Form 8-K, of such information so that such information shall no longer constitutes material non-public information.

5.7           [INTENTIONALLY OMITTED].

5.8           Indemnification.

(a)           Indemnification by Company.  Subject to the provisions of this Section 5.8(a), the Company will indemnify and hold Investor, its Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any Person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representation, warranties or covenants or agreements under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c)  any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement (or in a Registration Statement as amended by any post-effective amendment thereof by the Company) or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and/or (d) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (or any amendments or supplements to any Prospectus), or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) the Company shall not be obligated to indemnify any Investor Party for any

36

Losses finally adjudicated to have been caused solely by an untrue statement of a material fact or an omission to state a material fact made in reliance upon and conformity with information furnished to the Company in writing by or on behalf of such Person expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement thereto) and (ii) the foregoing indemnity shall not inure to the benefit of any Investor Party from whom the Person asserting any Losses purchased Securities, if a copy of the Prospectus (as then supplemented) was not sent or given by or on behalf of such Investor Party to such Person, if required by law to have been delivered, at or prior to the written confirmation of the sale of such Securities to such person, and if delivery of the Prospectus (as then supplemented) would have cured the defect giving rise to such Losses. The parties intend that any Losses subject to indemnification under this Section 5.8(a) will be net of insurance proceeds (which Investor agrees to use commercially reasonable efforts to recover or cause any Investor Party to recover).  Accordingly, the amount which the Company is required to pay any Investor Party under this Section 5.8(a) will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Party in reduction of the related Losses.  In addition, if an Investor Party receives indemnification from the Company under this Section 5.8(a) in respect of any Losses and subsequently receives any such insurance proceeds, then Investor will pay, or will cause such other Investor Party to pay, to the Company an amount equal to the indemnification payment received under this Section 5.8(a) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such indemnification payment was made.  However, no provision herein regarding insurance proceeds shall delay payment by the Company to any Investor Party for any indemnified Losses.  Notwithstanding anything to the contrary contained herein, the Company also agrees that neither Investor nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

(b)           Indemnification by Investor.  Subject to the provisions of this Section 5.8(b), the Investor will indemnify and hold Company, its Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any Person who controls Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Parties” and each a “Company Party”) harmless from all Losses that any Company Party may suffer or incur as a result of or relating to any breach of the representations, warranties, covenants, or agreements made by the Investor in this Agreement or in other Transactional Documents.  The parties intend that any Losses subject to indemnification under this Section 5.8(b) will be net of insurance proceeds (which Company agrees to use commercially reasonable efforts to recover or cause any Company Party to recover).  Accordingly, the amount which the Investor is required to pay any Company Party under this Section 5.8(b) will be reduced by any insurance proceeds actually recovered by or on behalf of any Company Party in reduction of the related Losses.  In addition, if a Company Party receives indemnification from the Investor under this Section 5.8(b) in respect of any Losses and subsequently receives any such insurance proceeds, then Company will pay, or will cause such other Company Party to pay, to the Investor an amount equal to the indemnification payment received under this Section 5.8(b) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such

37

indemnification payment was made.  However, no provision herein regarding insurance proceeds shall delay payment by the Investor to any Company Party for any indemnified Losses.

(c)           Procedure for Indemnification Claims.  Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under this Section 5.8, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under this Section 5.8, except to the extent it has been materially prejudiced by the failure to give notice.  The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought. No indemnifying party will be liable to any indemnified party under this Agreement for any settlement by such indemnified party of any action effected by such indemnified party without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

5.9           Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.10        Standstill Enforcement.  The Company will use its commercially reasonable efforts to honor and enforce the provisions of the Lock-Up Agreements with the Company’s executive officers and the Company’s directors other than Mr. Christopher Hopkins.

5.11        Issuance of Additional Securities.  The Company agrees that for the period commencing on each Tranche Notice Date and ending on the Tranche Closing Date, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Investor, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The provisions of this Section 5.11 shall not apply to (A) the Securities to be issued and sold hereunder or issuable upon conversion or exercise of the Securities, (B) issuances of shares of Common Stock issuable upon conversion or exchange of currently outstanding convertible securities, (C) granting options or other securities under the Company’s incentive compensation plans existing on the date hereof or issuances of shares of Common Stock issuable in connection with outstanding awards thereunder as of the date hereof, (D) issuances of shares of Common Stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto, (E) issuances of shares of Common Stock in connection with strategic acquisitions, or (F) issuances of shares of Common Stock subject to shareholder approval; provided, however, that in the case of clause (B) above, no shares of Common Stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the restricted period.

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5.12        Registration Statement and Prospectus; Availability and Changes.  The Company covenants that it will comply with the matters set forth in Section 4.1(gg) without giving effect to any exceptions contained in or contemplated by this Agreement.  The Company will make available to Investor upon request, and thereafter from time to time will furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Common Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.  The Company will advise Investor promptly of the happening of any event within the time during which a Prospectus is required to be delivered by Investor under the Act which, in the good faith judgment of the Company, following consultation with its independent legal counsel, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, during such period, in the good faith judgment of the Company, following consultation with its independent legal counsel, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, during such time, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.  The Company shall take such other action as requested by Investor with respect to compliance with any applicable securities laws (including, without limitation, “blue-sky” laws) in connection with the offer, sale and resale of the Common Shares or the Securities.  Each Prospectus (including all prospectus supplements) shall be in the form and substance satisfactory to Investor. In furtherance of the foregoing and for clarification, in the event that the Registration Statement and/or the Prospectus is not effective and/or properly available for use in accordance with the Act for the offer and sale (and as applicable, the resale by Investor) of the Warrant, the Additional Investment Right, and the Common Shares at any time from a Tranche Notice Date  through the related Tranche Closing Date, in both cases inclusive, Investor shall not be required to accept such Tranche Notice, fund or close such Tranche, or automatically exercise the Warrant or the Additional Investment Right with respect to such Tranche.

5.13        Required Approval.  No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by the Company’s stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained.  Company shall use its reasonable best efforts to obtain any required approval as soon as possible.

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5.14        Activity Restrictions.  For so long as Investor or any of its Affiliates holds any Securities, neither Investor nor any Affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.14.

5.15        Investor Information.  The Company shall notify Investor in writing of the information that the Company requires from Investor with respect to the Registration Statement and/or Prospectus in connection with the transactions contemplated by this Agreement and Investor shall, as soon as practicable after being so notified, furnish to the Company such information regarding itself, the Securities held by it and the intended method of disposition of the Securities held by it, as shall be reasonably required to effect and/or maintain the effectiveness of the registration of such Securities.

ARTICLE 6
MISCELLANEOUS

6.1           Fees and Expenses.  Except for a $40,000.00 non-refundable and non-accountable document preparation fee payable to Greenberg Traurig which shall be paid within one (1) business day after the Effective Date, as to which a $20,000.00 non-refundable document preparation fee previously paid by the Company shall be applied, and the $10,000.00 non-refundable administrative fee payable to counsel for Investor at each Tranche Closing, and as may be otherwise provided in this Agreement and any of the other Transaction Documents, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company

40

acknowledges and agrees that Greenberg Traurig solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company shall pay (i) all Transfer Agent fees and expenses (including related fees and expenses of any counsel to such persons), (ii) all fees and expenses relating to the approval of the Common Shares for book-entry transfer through the systems of the DTC, (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the “blue sky” laws, (iv) stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor, (v) all fees and expenses relating to the listing or quotation of the Common Shares on the Trading Market and (vi) all fees and expenses of Investor related to (A) any transfer of securities of the Company and (B) the Registration Statement and Prospectus. The obligations of the Company under this Section 6.1 shall survive the termination of this Agreement.

6.2           Notices.  Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m., New York City time, or on a day that is not a Trading Day, or (c) otherwise upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent will not be unreasonably withheld or delayed.  Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, the Investor shall not transfer any Preferred Shares purchased by it except to an Affiliate of Investor or except pursuant to a redemption of the

41

Preferred Shares, including a redemption by offset, exchange, and cancellation with the Company as set forth in the Certificate of Designations.

6.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 5.8 hereof.

6.7           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8           Survival.  The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery and/or exercise of the Securities, as applicable, until the termination of this Agreement; provided, however, that (i) the provisions of Section 3.4 (Effect of Termination), Article 4 (Representations and Warranties), Section 5.8 (Indemnification), this Article 6 (Miscellaneous) and all fees and expenses provisions contained in this Agreement (including, without limitation, provisions relating to the issuance of the Commitment Shares and the payment of the fees and expenses in accordance with Section 6.1) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in  Article 5 (Other Agreements of the Parties) shall remain in full force and effect notwithstanding such termination.  Notwithstanding anything to

42

the contrary herein, any Securities issued prior to any such termination shall remain outstanding thereafter and unaffected thereby and the Company shall comply with all terms and conditions thereof (including, without limitation, the issuance of the Warrant Shares upon the due exercise of the Warrant) shall not be affect by such termination.

6.9           Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.10        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations under the Transaction Documents and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate, the necessity of showing economic loss and without any bond or other security being required.  Neither the Company nor Investor shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.

6.13        Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or

43

equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Until such time as the Company may no longer elect to exercise any Tranches pursuant to this Agreement, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Investor.

6.14        Partial Damages.  If the Company’s obligations to pay any partial damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company, then such obligation shall not terminate until all unpaid partial damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial damages or other amounts are due and payable shall have been canceled.

6.15        Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.16        Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock (excluding percentages) shall be automatically appropriately adjusted for stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

6.17        Entire Agreement.  The Transaction Documents contain the entire agreement and understanding of the parties, and supersede all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into the Transaction Documents.  Neither party has relied upon any agreement, assurance, promise, understanding or representation not expressly set forth in the Transaction Documents and each party agrees that it may only rely on the agreements, assurances, promises, understandings and representations set forth therein; provided, however, Investor shall be entitled to the protections with respect to, and to rely on statements contained in, the Registration Statement and Prospectus in accordance with federal and state securities laws.

6.18        Further Assurances.  From and after the Effective Date, upon the request of Investor or the Company, each of the Company and Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OILSANDS QUEST, INC.

By:	/s/ Garth A. Wong
Name:	Garth Wong
Title:	President and Chief Executive Officer

SOCIUS CG II, LTD.

By:	/s/ Terren Peizer
Name:	Terren Peizer
Title:	Managing Director

[Signature Page – Securities Purchase Agreement]

Addresses for Notice

To Company:

OilSands Quest Inc.
Suite 800, 1333 8th Street S.W.
Calgary, Alberta
T2R-1M6
Attn: Chief Executive Officer
Fax No.: (403) 263-9812
E-Mail: gwong@oilsandsquest.com

with a copy (which shall not constitute notice) to:

Andrew J. Foley
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Fax No.: (212) 492-0078
E-mail: afoley@paulweiss.com

To Investor:

Socius CG II, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11 Bermuda
Fax No.: (310) 444-4394
E-mail: michael@sociuscg.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
77 West Wacker Drive
Suite 3100
Chicago, Illinois 60601
Attn: Peter H. Lieberman
Fax No. (312) 456-8435
E-mail: liebermanp@gtlaw.com

Exhibit A-1

Form of Warrant

Oilsands Quest Inc.

Warrant To Purchase Common Stock

Warrant No.: _____	Issuance Date: ________ ___, 2011

Number of Warrant Shares: [_________] (subject to adjustment herein)	Initial Exercise Price: $[_____] (subject to adjustment herein)

Oilsands Quest Inc., a Colorado corporation (“Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Socius CG II, Ltd., a Bermuda exempted company, the holder hereof, or its designees or assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon automatic exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times after issuance of the Warrant set forth above (the “Issuance Date”) and until 11:59 p.m. New York City time on the second (2nd) anniversary of the Issuance Date (subject to extension as set forth herein) (the “Expiration Time”), that number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock set forth above subject to adjustment as provided herein (the “Warrant Shares”). The number of Warrant Shares set forth above, subject to adjustment in accordance with the terms of this Warrant, shall be referred to herein as the “Warrant Share Amount.” In respect of any Tranche Notice delivered by the Company from time to time, this Warrant shall automatically be exercised for that number of shares of Common Stock as set forth below.

This Warrant is issued pursuant to the Securities Purchase Agreement, dated October 17, 2011, by and among the Company and Socius CG II, Ltd. (the “Purchase Agreement”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in this Warrant or, if not defined in this Warrant, in the Purchase Agreement.

This Warrant shall vest and become automatically exercisable in tranches (each, a “Warrant Tranche”) upon each delivery of a Tranche Notice under the Purchase Agreement.  Each Tranche Notice will obligate the Holder to exercise a portion of this Warrant and purchase that number of shares of Common Stock that may be purchased by payment of an Aggregate Exercise Price equal to Thirty-five Percent (35%) of the Tranche Purchase Price specified in such Tranche Notice divided by the Exercise Price; provided, however, that the aggregate number of Warrant Shares issued upon exercise of this Warrant shall not exceed the Warrant Share Amount.  Attached to this Warrant is a schedule (the “Warrant Tranche Schedule”) that shall set forth the issuance date, the number of Warrant Shares, and the Exercise Price for each Warrant Tranche.  The Warrant Tranche Schedule shall be updated by the Company subject to approval by the Holder, with an updated copy provided to the Holder, promptly following each exercise of this Warrant and any dispute with respect to the foregoing shall be resolved in accordance with ARTICLE 11.

In no event shall the Company be permitted to deliver a Tranche Notice if the number of freely tradable (without restriction) registered shares underlying this Warrant is insufficient to cover the portion of the Warrant that will vest and become exercisable in connection with such Tranche Notice.

ARTICLE 1
EXERCISE OF WARRANT; ADJUSTMENT TO EXERCISE
PRICE AND NUMBER OF SHARES.

1.1           Mechanics of Exercise.

(a)           Subject to the terms and conditions hereof, this Warrant shall be automatically exercised by the Holder on each Tranche Notice Date, in whole or in part. Within one (1) Trading Day following such Tranche Notice Date and automatic exercise, Holder shall (i) deliver, for record keeping purposes, a written notice to the Company, in the form attached hereto as Appendix 1 (the “Exercise Notice”)(it being understood and agreed that the delivery of an Exercise Notice shall not be a condition to the automatic exercise of this Warrant), and (ii) pay to the Company an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”), which payment shall be made, at the option of the Holder, in cash or by wire transfer of immediately available funds, by the issuance and delivery of a recourse promissory note substantially in the form attached as Exhibit G to the Purchase Agreement (each, a “Recourse Note”), or, if applicable and permitted by Section 1.4, by cashless exercise pursuant to Section 1.4. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares.

(b)           On the Trading Day immediately following the Exercise Delivery Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and an electronic copy of its share issuance instructions to the Holder and the Company’s transfer agent (the “Transfer Agent”) (which such electronic transmissions to comply with the notice provisions of Section 6.2 of the Purchase Agreement), and shall instruct, authorize and cause the Transfer Agent to credit an aggregate number of freely tradable Warrant Shares pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program through its Deposit/Withdrawal at Custodian (DWAC) system, with such credit to occur no later than 12:00 p.m. New York City time on third Trading Day following the Exercise Delivery Date, time being of the essence; provided, however, that if the Warrant Shares are not credited as DWAC Shares by 5:00 p.m. New York City time on the Trading Day following the Exercise Delivery Date, then the Tranche Closing Date applicable to the Exercise Notice shall be extended by one (1) Trading Day for each Trading Day that timely credit of DWAC Shares is not made.  Upon automatic exercise of any portion of this Warrant, the Holder shall be deemed for all corporate purposes to have become

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the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificate(s) evidencing the Warrant Shares (as the case may be).

(c)           If this Warrant is submitted in connection with any exercise pursuant to this Section 1.1 and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company, upon the request of the Holder, shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and return of the previously issued Warrant, at its own expense issue a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

1.2           Exercise Price.  For purposes of this Warrant, “Exercise Price” means, subject to adjustment as provided herein: (i) on first Tranche Notice Date, $[_____] per Warrant Share as set forth on the face of this Warrant, and (ii) on and after the first Tranche Notice Date and each subsequent Tranche Notice Date, an amount per Warrant Share equal to the Closing Bid Price of a share of Common Stock on the most recently completed Trading Day prior to the time that the Tranche Notice was deemed delivered for the applicable Tranche Notice Date.

1.3           Number of Shares.  At each time of delivery of a Tranche Notice, the number of Warrant Shares underlying this Warrant shall be adjusted such that after such adjustment (and taking account of the adjustment to the Exercise Price in accordance with Section 1.2 above) the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustments (in each case, without regard to any limitations on exercise contained herein). Immediately following such adjustment the number of Warrant Shares underlying the applicable Warrant Tranche shall vest and become exercisable and such number of Warrant Shares in such Warrant Tranche shall be a number of shares equal to the Tranche Purchase Price set forth in the applicable Tranche Notice multiplied by 35%, with the resulting product divided by the Exercise Price as adjusted in accordance with Section 1.2 above to give effect to the applicable Tranche Notice (in respect of any Warrant Tranche, the “Warrant Tranche Shares”). For example, if the Tranche Purchase Price is $1,000,000 and the Exercise Price then in effect for the applicable Tranche is $0.20 (after taking into account the adjustment in Section 1.2 above), then the number of Warrant Shares underlying the Warrant that become vested and automatically exercised shall be $1,000,000 x 35% = $350,000 divided by $0.20 = 1,750,000 shares of Common Stock. For clarification purposes, both the Exercise Price and number of Warrant Shares underlying this Warrant and each Warrant Tranche shall each be deemed to be adjusted in accordance with Section 1.2 above and this Section 1.3 immediately prior to the determination of the number of Warrant Tranche Shares and the automatic vesting and exercise of this Warrant in connection therewith.

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For clarification purposes, if a portion of the Warrant has been automatically exercised pursuant to the terms of this Warrant but the related Tranche Closing fails to occur, the Warrant Share Amount shall be increased by the number of Warrant Shares that were issued in connection with such automatic exercise. Notwithstanding anything to the contrary herein, until the Purchase Agreement has been terminated in accordance with its terms, the number of Warrant Shares underlying this Warrant shall be adjusted, as necessary, to permit the issuance of all Warrant Tranche Shares in connection with any Warrant Tranche.

1.4           Cashless Exercise.  Notwithstanding anything contained herein to the contrary (other than Section 1.6 below), if at the time of exercise hereof a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance by the Company to the Holder of all of the Warrant Shares or for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(B-C) x A
B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the average of the Closing Bid Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

1.5           Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to credit, by 5:00 p.m. New York City time on the Trading Day following the Exercise Delivery Date, the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s automatic exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day that the issuance of such Warrant Shares is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of Warrant Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating Section 1.1.  In addition to the foregoing, if after the Company’s receipt of the applicable Exercise Delivery Documents the Company shall fail to timely credit the Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s automatic exercise hereunder, and the Holder purchases (in an open

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market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to credit such Holder’s balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and to issue such Warrant Shares shall terminate, or (ii) promptly honor its obligation to credit such Holder’s (or its designee’s) balance account with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock sold by Holder in satisfaction of its obligations, times (B) the Closing Bid Price on the date of exercise.

1.6           Exercise Limitations.

(a)           Notwithstanding any other provisions herein or in the Purchase Agreement to the contrary, at no time shall the delivery of a Tranche Notice be effective to the extent that the number of Warrant Shares to be received pursuant to the automatic exercise of this Warrant and the exercise of the Additional Investment Right triggered by such Tranche Notice (excluding all other shares of Common Stock and other voting securities then owned or deemed beneficially owned by the Holder and its Affiliates), would result in the Holder together with its Affiliates beneficially owning or being deemed the beneficial owner of more than 9.99% of the Common Stock, with such ownership percentage determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (the “Maximum Percentage”), provided, however, that in the case of the first Tranche Notice, the Commitment Fee Shares then owned or deemed beneficially owned by Holder or to be issued to Holder shall be included when determining whether such Tranche would exceed the Maximum Percentage.

(b)           In addition to the restrictions set forth in Section 1.6(a) above and notwithstanding any provisions of the Purchase Agreement to the contrary, at no time may the Company deliver a Tranche Notice if the number of Common Shares to be issued upon the automatic exercise of this Warrant (together with all other shares of Common Stock issued pursuant to previous Tranche Notices) would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the applicable Trading Market, except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the applicable Trading Market for issuances of Common Shares in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be satisfactory to the Holder in its sole discretion.

1.7           Restrictions.  For so long as Holder holds this Warrant or any Warrant Shares, Holder will not:  (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would

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result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1.7.

1.8           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with ARTICLE 11.

1.9           Insufficient Authorized Shares.  If at any time while this Warrant (or any portion thereof) remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to One Hundred Percent (100%) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise in full of any unexercised portion of this Warrant (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the unexercised portion of the Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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ARTICLE 2
ADJUSTMENT UPON SUBDIVISION OR COMBINATION OF COMMON STOCK

If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares then subject hereto will be proportionately increased.  If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares then subject hereto will be proportionately decreased.  Any adjustment under this ARTICLE 2 shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE 3
FUNDAMENTAL TRANSACTIONS

3.1           Purchase Rights.  In addition to any adjustments pursuant to ARTICLE 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

3.2           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations set forth in this Section 3.2 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction.  Immediately prior to the consummation of a Fundamental Transaction, and notwithstanding anything contained herein to the contrary, this Warrant and the number of Warrant Shares underlying this Warrant shall fully vest and the Company, or the Successor Entity if the Company shall for any reason fail to do so (but without reducing the Company’s obligations hereunder), shall automatically purchase this Warrant from the Holder on the date of consummation of such Fundamental Transaction by paying to the Holder cash in an amount equal to the Black Scholes Value.

ARTICLE 4

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NONCIRCUMVENTION

The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as the Warrant (or any portion thereof) is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the unexercised portion of the Warrant then outstanding (without regard to any limitations on exercise).

ARTICLE 5
WARRANT HOLDER NOT DEEMED A STOCKHOLDER

Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this ARTICLE 5, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

ARTICLE 6
REISSUANCE OF WARRANTS

6.1           Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less

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then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Notwithstanding the foregoing, no transfer shall relieve the Holder of its obligations to exercise this Warrant if the transferee fails to exercise this Warrant in accordance with its terms.

6.2           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

6.3           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

6.4           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6.1 or Section 6.3, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

ARTICLE 7
NOTICES

Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 6.2 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as such or (C) for determining rights to vote with respect to any Fundamental Transaction,

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dissolution or liquidation. In each case such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

ARTICLE 8
AMENDMENT AND WAIVER

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that except as provided herein, no such action may increase the exercise price of the Warrant or decrease the number of shares or class of stock obtainable upon exercise of the Warrant without the written consent of each Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Warrants then outstanding.

ARTICLE 9
GOVERNING LAW

This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

ARTICLE 10
CONSTRUCTION; HEADINGS

This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

ARTICLE 11
DISPUTE RESOLUTION

In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Trading Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Trading Days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Holder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s

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independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than three (3) Trading Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

ARTICLE 12
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

ARTICLE 13
DEFINITIONS

For purposes of this Warrant, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings:

13.1         “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of consummation of the applicable Fundamental Transaction, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the date of consummation of the applicable Fundamental Transaction and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect as of the date of consummation of the applicable Fundamental Transaction, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction  and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Fundamental Transaction, (y) the consummation of the applicable Fundamental Transaction and (z) the date on which the Holder first became aware of the applicable Fundamental Transaction.

13.2         “Bloomberg” means Bloomberg, L.P.

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13.3         “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to ARTICLE 11.  All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

13.4         “Common Stock” means the common stock, par value $0.001 per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

13.5         “Convertible Securities” “means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

13.6         “Exercise Delivery Date” shall mean the Trading Day on which the Company is deemed to have received each of the Exercise Notice and the Aggregate Exercise Price in accordance with the terms of the Purchase Agreement, which delivery may be by .pdf e-mail.

13.7         “Exercise Delivery Documents” in respect of any exercise of this Warrant shall mean each of the Exercise Notice and the Aggregate Exercise Price in respect of such exercise.

13.8         “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the

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Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company or (iii) any other event which constitutes a Deemed Liquidation Event under the Certificate of Designations.  For the avoidance of doubt, the sale of Wallace Creek assets pursuant to the Letter of Intent signed by the company on September 25, 2011 shall not constitute a Fundamental Transaction.

13.9         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

13.10       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

13.11       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

13.12       “Purchase Agreement” means the Securities Purchase Agreement dated October 17, 2011 by and among the Company and the Holder.

13.13       “Trading Market” means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, but does not include the Pink Sheets inter dealer electronic quotation and trading system.

13.14       “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person and each of the foregoing, is individually referred to herein as a “Subsidiary.”

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13.15       “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

13.16       “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

13.17       “Tranche Closing” has the meaning set forth in the Purchase Agreement.

13.18       “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

OILSANDS QUEST INC.

By:
Name:
Title:

[Signature Page – Warrant]

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  APPENDIX 1

EXERCISE NOTICE

OILSANDS QUEST INC.

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Oilsands Quest Inc., a Colorado corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___	Cash Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___	Cashless Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___	Recourse Note Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share

Shares are to be issued in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below:

Name and Contact for Broker:

Broker no:
Account no:
Account holder:

HOLDER NAME:

By:
Name:
Title:

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ACKNOWLEDGMENT

The Company hereby acknowledges the foregoing Exercise Notice and hereby directs [_____________] to issue the above indicated number of shares of Common Stock as specified above, in accordance with the Transfer Agent Instructions dated October ___, 2011 from the Company, and acknowledged and agreed to by the transfer agent.

OILSANDS QUEST INC.

By:
Name:
Title:

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Exhibit A-2

Investment Right Exercise Notice

INVESTMENT RIGHT EXERCISE NOTICE

The undersigned, Socius CG II, Ltd., a Bermuda exempted company (the “Investor”), hereby exercises the right to purchase ___________________ shares of common stock, par value $0.001 per share (the “Common Stock”), of Oilsands Quest Inc., a Colorado corporation (“Company”), pursuant to the Additional Investment Right contained in the Securities Purchase Agreement, dated as of October 17, 2011, between the Company and the Investor (the “Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

(1)	Payment shall take the form of (check applicable box):

	[ ]	lawful money of the United States; or

	[ ]	recourse promissory note(s).

(2)	Tranche Amount: $_______________________________________

(3)	Applicable Exercise Price: $___________ per share of common stock

(4)	Number of shares of Common Stock to be Issued: ____________________ shares of Common Stock

(5)	DWAC Instructions:

Number of shares of Common Stock for DWAC:

Name and Contact for Broker:

Broker no:

Account no:

Account holder:

SOCIUS CG II, LTD.

By:
Name:
Title:

Exhibit B

Certificate of Designations

OILSANDS QUEST INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES C PREFERRED STOCK

The undersigned, Garth Wong, hereby certifies that:

1.             He is the President and Chief Executive Officer, of Oilsands Quest Inc., a Colorado corporation (the “Corporation”).

2.             The Corporation is authorized to issue 10,000,000 shares of preferred stock.

3.             The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Articles of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.001 par value per share (the Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, the Board of Directors on October 13, 2011 adopted the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 2,500 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

1.             Designation, Amount and Par Value.  The series of Preferred Stock shall be designated as the Corporation’s Series C Preferred Stock (the “Series C Preferred Stock”) and the number of shares so designated shall be 2,500 (which shall not be subject to increase without the consent of all of the holders of the Series C Preferred Stock (each a “Holder” and collectively, the “Holders”).  Each share of Series C  Preferred Stock shall have a $0.001 par value per share.  Shares of Series C Preferred Stock shall only be issued in respect of the transactions contemplated by the certain Securities Purchase Agreement, dated on or about October 14, 2011, by and between the Corporation and Socius CG II, Ltd., and as Dividends (as defined below) thereon.

2.             Ranking.  The Series C Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

a.           senior to the Corporation’s common stock, $0.001 par value per share (“Common Stock”), and any other class or series of Preferred Stock of the Corporation other than the existing Series B Preferred Stock or a class or series of Preferred Stock of the Corporation that the Corporation intends to cause to be listed for trading or quoted on any one of the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, the New York Stock Exchange or the OTC Bulletin Board (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Junior Shares”);

b.           junior to all existing and future indebtedness of the Corporation, the existing Series B Preferred Stock and any class or series of Preferred Stock of the Corporation that the Corporation intends to cause to be listed for trading or quoted on any one of the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, the New York Stock Exchange or the OTC Bulletin Board (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the “Senior Shares”).

3.             Dividends and Other Distributions.  Commencing on the date of the issuance of any share of Series C Preferred Stock, (in each case, the “Issuance Date”), Holders of Series C Preferred Stock shall be entitled to receive dividends on each outstanding share of Series C Preferred Stock (“Dividends”), which shall accrue on a cumulative basis in shares of Series C Preferred Stock at a rate equal to 10.0% per annum from the respective Issuance Date.

a.           Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on the number of days actually elapsed during the applicable period, compounded annually.  Dividends hereunder shall accrue on a daily basis.

b.           Accrued Dividends shall be paid upon redemption of the Series C Preferred Stock in accordance with Sections 5 and 6, and shall be redeemed at such time as part of such redemption.

c.           So long as any shares of Series C Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Shares unless all Dividends, including accrued Dividends, have been first paid.

4.             Protective Provision.  So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series C Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series C Preferred Stock (other than Senior Shares), (c) amend its certificate or articles of incorporation or other charter documents in breach of any of the provisions hereof, (d) change the authorized number of shares of Series C Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the  Corporation or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.

a.           A “Deemed Liquidation Event” shall mean:  (i) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole,  or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.  For the  avoidance of doubt, the sale of the Wallace Creek assets pursuant to the letter of intent signed by the Corporation on September 25, 2011 shall not be considered a Deemed Liquidation Event.

b.           The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.

5.             Liquidation.

a.           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Shares by reason of their ownership thereof, but after any distribution or payment to be made to the holders of any Senior Shares and simultaneous with any distribution or payment to be made to the holders of any pari passu shares, the Holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series C Preferred Stock equal to

$10,000.00 (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), plus any accrued or declared but unpaid Dividends thereon (collectively, the “Series C Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after any distribution or payment to be made to the holders of any Senior Shares, the amounts payable with respect to the shares of Series C Preferred Stock are not paid in full, the holders of shares of Series C Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

b.           After payment has been made to the Holders of the Series C Preferred Stock of the full amount of the Series C Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of Junior Shares in accordance with the Corporation’s Articles of Incorporation.

c.           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

d.           The value of any securities to be delivered to the Holders pursuant to this Section 5 shall be determined as follows:

(i)           If listed on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty day period ending three days prior to the date of the Deemed Liqudation Event (the “Deemed Liquidity Date”);

(ii)           If actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty day period ending three days prior to the Deemed Liquidity Date; and

(iii)           If there is no active public market, the value shall be the fair market value thereof as determined jointly in good faith by the Holder and the Corporation’s board of directors.

6.             Redemption.

a.           Corporation’s Redemption Option.  At any time after the initial Issuance Date, the Corporation shall have the right, at the Corporation’s option, to redeem all (but not less than all) of the shares of Series C Preferred Stock, at a price per share of Series C Preferred Stock equal to the Series C Liquidation Value, which redemption may be effectuated in exchange for all (but not less than all) secured promissory notes (the “Promissory Notes”) issued by the Holder to the Corporation as set forth further below.

b.           Mandatory Redemption.  If the Corporation (a) enters into an agreement to or otherwise adopts or approves a plan or arrangement with respect to liquidation, dissolution or winding-up of its business and affairs, or (b) effects any Deemed Liquidation Event, the Corporation shall redeem the Series C Preferred Stock at the price set forth in Section 6(a) and in the manner set forth in Section 6(c) and Section 6(d) below.

c.           Mechanics of Redemption.  Subject to Section 6(d) below, if the Corporation elects to redeem or is required to redeem the Holders’ Series C Preferred Stock then outstanding, it shall deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption”) to each Holder, which Notice of Redemption shall indicate (A) the number of shares of Series C Preferred Stock that the Corporation is electing to redeem or is required to redeem (which shall not be less than all of the outstanding shares of Series C Preferred Stock), (B) the redemption price calculated under Section 6(a) above, and (C) the manner and the place designated for the surrender of the certificate or certificates representing the shares to be redeemed. The aggregate price of the Preferred Stock to be redeemed at the redemption price calculated under Section 6(a) above is referred to herein as the “Corporation Redemption Price”.

d.           Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption, such Holder shall promptly submit to the Corporation such Holder’s Series C Preferred Stock certificates in the manner and at the place designated in the Notice of Redemption.  Upon receipt of such Holder’s Series C Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price at the option of the Company either (i) in cash, or (ii) by offset against and in cancellation of all amounts due and owing under all outstanding promissory notes payable from Holder to the Corporation that were issued by Holder in connection with the exercise of warrants or additional investment rights by such Holder (the “Promissory Notes”) (it being understood that following such offset and cancellation, no further amounts are or shall be due or payable with respect to such shares of Series C Preferred Stock or such Promissory Notes and all of such shares of Series C Preferred Stock and Promissory Notes shall no longer be outstanding). For clarification purposes, in the event that the Corporation elects to pay the Corporation Redemption Price in cash under clause (i) above, it shall so notify Holder and Holder may thereafter elect to instead effect such redemption in exchange for Promissory Notes in accordance with clause (ii) above, in which case clause (ii) above shall apply.

Notwithstanding the foregoing, if, in the event of a mandatory redemption under Section 6(b) above, the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any redemption date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem shares from the Holders ratably in proportion to the aggregate Corporation Redemption Prices that would be payable to each Holder if all shares required to be redeemed were being redeemed.  If any Holder holds more than one series of  Preferred Stock, the same proportion of each series of shares held by such holder will be redeemed. The shares of Series C Preferred Stock not redeemed shall remain outstanding and be entitled to all the rights and preferences provided herein.  If any time thereafter additional funds become legally available for the redemption, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any redemption date but which it has not redeemed.  In the event that the limitations contained in this paragraph apply with respect to any mandatory redemption under Section 6(b) above and the Company determines, or is required by the Holder, to redeem the shares of Series C Preferred Stock in accordance with clause (ii) of Section 6(d) above, then the percentage of the Series C Preferred Stock then being redeemed as a result of the applicable of the limitations of this paragraph (in relation to all then outstanding shares Series C Preferred Stock) shall be redeemed in exchange for and in cancellation of the same percentage of then outstanding Promissory Notes (in relation to all then outstanding Promissory Notes) and from and after such redemption, no amounts shall be due and owning as to such  shares of Series C Preferred Stock or such Promissory Notes then redeemed and exchanged and such shares of Series C Preferred Stock  and such Promissory Notes then redeemed and exchanged shall no longer be outstanding.

7.             Transferability.

a.           The Series C Preferred Stock constitutes “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, the Series C Preferred Stock may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Corporation an opinion of counsel reasonably acceptable to the Corporation, in a form generally acceptable to the Corporation, to the effect that such Series C Preferred Stock to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) Holder provides the Corporation and its legal counsel with assurance reasonably acceptable to the Corporation that such Series C Preferred Stock can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144A promulgated under the Act;

b.           So long as is required by this Section 7, the certificates or other instruments representing the Series C Preferred Stock shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop-transfer order shall be placed against transfer of such certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA

FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

c.           The Corporation shall keep at its principal office, or at the offices of its Transfer Agent, a register of the Series C Preferred Stock.  Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.             Miscellaneous.

a.            Notices.  Any and all notices to the Corporation shall be addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Colorado.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section prior to 5:30 p.m. Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, or (iii) upon actual receipt by the party to whom such notice is required to be given.

b.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

c.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, president, chief financial officer, or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Colorado law.

IN WITNESS WHEREOF, the undersigned have executed and acknowledged this Certificate this ___ day of October 2011.

By:
Name:
Title:

Exhibit C

Transfer Agent Instructions

TRANSFER AGENT INSTRUCTIONS

OILSANDS QUEST INC.

October ___, 2011

___________________
___________________
___________________
Attention: ___________________

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of October 17, 2011 (the “Purchase Agreement”), by and between Oilsands Quest Inc., a Colorado corporation (the “Company”), and Socius CG II, Ltd. (the “Holder”), pursuant to which the Company is issuing to the Holder (i) the Warrant (as defined in the Purchase Agreement), which is exercisable for shares of common stock of the Company, $0.001 par value per share (the “Common Stock”) and (ii) the Additional Investment Right (as defined in the Purchase Agreement), which is exercisable for shares of Common Stock.

This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i)           to issue shares of Common Stock upon the exercise of the Warrant (the “Warrant Shares”)  to or upon the order of the Holder from time to time upon delivery to you of an Exercise Notice, in the form attached hereto as Exhibit I.

(ii)           to issue shares of Common Stock upon the exercise of the Additional Investment Right (the “Additional Investment Shares”) to or upon the order of the Holder from time to time upon delivery to you of an Investment Right Exercise Notice, in the form attached hereto as Exhibit II.

The Company hereby represents that as of the date hereof, the Company’s Registration Statement on Form S-3 (File No. 333-168461), which registers the sale to the Holder (and, as applicable, the resale thereby by Holder) of the Warrant Shares and the Additional Investment Shares is effective and no stop order relating thereto is in effect, and the prospectus contained therein is available for use.

You agree that on the trading day immediately following the date of receipt of the notice of exercise, your will credit such aggregate number of Warrant Shares or Additional Investment Shares (as the case may be) to which the Holder is entitled to the Holder’s or its designee’s balance account with The Depository Trust Company (DTC) through its Deposit Withdrawal At Custodian (DWAC) system provided the Holder causes its bank or broker to initiate the DWAC transaction, and such Warrant Shares and Additional Investment Shares should not be subject to any stop-transfer restriction or legend of any kind and shall otherwise be freely transferable on the books and records of the Company.

In the event that you require an opinion of counsel in connection with the issuance of any Warrant Shares or Additional Investment Shares and counsel to the company does not issue such required opinion, counsel to the Holder may issue such opinion and the Company hereby authorizes you to accept the opinion.

The Company hereby confirms that no instructions other than as contemplated herein will be given to you by the Company with respect to Warrant Shares and the Additional Investment Shares. The Company hereby agrees that it shall not replace you as the Company’s transfer agent, until such time as the Company provides written notice to you and Holder that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Transfer Agent Instructions.

The Company and you hereby acknowledge and confirm that complying with the terms of this agreement does not and shall not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to the Company.

The Company and you acknowledge that the Holder is relying on the representations and covenants made by the Company and you hereunder and are a material inducement to the Holder to enter into the Purchase Agreement. The Company and you further acknowledge that without such representations and covenants made hereunder, the Holder would not enter into the Purchase Agreement and purchase Securities pursuant thereto.

You may at any time resign as transfer agent hereunder by giving thirty (30) days prior written notice of resignation to the Company and the Holder. Prior to the effective date of the resignation as specified in such notice, the Company will issue to you instructions authorizing delivery of Warrant Shares and Additional Investment Shares to a substitute transfer agent selected by, and in the sole discretion of, the Company. If no successor transfer agent is named by the Company, you may apply to a court of competent jurisdiction in the State of Colorado or the State of Illinois for appointment of a successor transfer agent and for an order to deposit the Warrant Shares and Additional Investment Shares with the clerk of any such court.

*********

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact [______________].

Very truly yours,

OILSANDS QUEST INC.

By:
Name:
Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ____ day of October 2011

COMPUTERSHARE

By:
Name:
Title:

Enclosures

EXHIBIT I

EXERCISE NOTICE

OILSANDS QUEST INC.

The undersigned hereby exercises the right to purchase ________________ shares of Common Stock (“Warrant Shares”) of Oilsands Quest Inc., a Colorado corporation (“Company”), evidenced by the attached Warrant to Purchase Common Stock (“Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.  The Holder intends that payment of the Exercise Price shall be made as:

___	Cash Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___	Cashless Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share ___

___	Recourse Note Exercise with respect to ____________ Warrant Shares having an exercise price of $______ per share

Shares are to be issued in electronic form to the Deposit/Withdrawal at Custodian (DWAC) account with Depository Trust Company (DTC) specified below:

Name and Contact for Broker:

Broker no:
Account no:
Account holder:

HOLDER NAME:

By:
Name:
Title:

EXHIBIT II
INVESTMENT RIGHT EXERCISE NOTICE

The undersigned, Socius CG II, Ltd., a Bermuda exempted company (the “Investor”), hereby exercises the right to purchase ___________________ shares of common stock, par value $0.001 per share (the “Common Stock”), of Oilsands Quest Inc., a Colorado corporation (“Company”), pursuant to the Additional Investment Right contained in the Securities Purchase Agreement, dated as of October 17, 2011, between the Company and the Investor (the “Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

(1)	Payment shall take the form of (check applicable box):

	[ ]	lawful money of the United States; or

	[ ]	recourse promissory note(s).

(2)	Tranche Amount: $_______________________________________

(3)	Applicable Exercise Price: $___________ per share of common stock

(4)	Number of shares of Common Stock to be Issued: ____________________ shares of Common Stock

(5)	DWAC Instructions:

Number of shares of Common Stock for DWAC:

Name and Contact for Broker:

Broker no:

Account no:

Account holder:

SOCIUS CG II, LTD.

By:
Name:
Title:

Exhibit D

Lock-Up Agreement

[FORM OF LOCK-UP AGREEMENT]

October ___, 2011

Oilsands Quest Inc.
Suite 800, 1333 8th Street S.W.
Calgary, Alberta, Canada T2R-1M6
Attention:

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement dated October 17, 2011 (“Purchase Agreement”) and entered into by and between Oilsands Quest Inc., a Colorado corporation (the “Company”), and Socius CG II, Ltd., a Bermuda exempted company (“Investor”), with respect to the purchase without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, of shares of the Company’s Series C Preferred Stock.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, in order to induce the Company to secure the above referenced financing, hereby irrevocably agrees that, for a period of 10 Trading Days beginning on each date the Company delivers a Tranche Notice to Investor (the “Tranche Notice Date”) pursuant to the terms of the Purchase Agreement and ending on the Tranche Closing Date (such period, the “Lock-up Period”), the undersigned will not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement or (c) sales made pursuant to any written sales plans established prior to

September 1, 2011 and disclosed in an attachment to this Lock-Up Agreement, where such plan and sales thereunder are in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act.  Notwithstanding subsection (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In the event that any Common Stock of the undersigned is subject to any involuntary transfer, whether by reason of death, bankruptcy or divorce proceedings or otherwise, the transferee of such Common Stock shall take such Common Stock subject to this Lock-Up Agreement.

The Company agrees to provide the undersigned with notice that the Company has delivered a Tranche Notice to Investor prior to, or simultaneous with, its delivery of the Tranche Notice to Investor.  Such notice shall provide the undersigned with the Tranche Notice Date and clearly indicate the beginning of the Lock-up Period.

Ten (10) Trading days after the termination of the Purchase Agreement, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Sincerely,

[NAME OF STOCKHOLDER]

Acknowledged and Agreed:

OILSANDS QUEST INC.

By:
Name:
Title:

Exhibit E

Opinion

[Opinion of Paul, Weiss, Rifkind, Wharton and Garrison LLP]

[Opinion of Moye White LLP]

Exhibit F

Tranche Notice

Dated: _______________, 20__

Socius CG II, Ltd.
c/o Socius Capital Group, LLC
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:           Tranche Notice

Ladies & Gentlemen:

Pursuant to the Securities Purchase Agreement dated October 17, 2011 (“Agreement”) between Oilsands Quest Inc., a Colorado corporation (“Company”), and Socius CG II, Ltd. (“Investor”), Company hereby elects to exercise a Tranche. Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Tranche Closing, Company will sell to Investor ___________ Preferred Shares at $10,000.00 per share for a Tranche Amount of $___________.

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1.           The undersigned is a duly authorized officer of Company;

2.           The above Tranche Amount does not exceed the Maximum Tranche Amount; and

3.           All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

OILSANDS QUEST INC.

By:
Name:
Title:

Exhibit G

Form of Secured Promissory Note

FORM OF NOTE

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

SECURED PROMISSORY NOTE

$[_____________]	Date: [________], 20[__]

FOR VALUE RECEIVED, Socius CG II, Ltd., a Bermuda exempted company (“Maker”), promises to pay to the order of Oilsands Quest Inc., a Colorado corporation (the “Company”), at Suite 800, 1333 8th Street S.W., Calgary, AB, Canada T2R-1M6, or at such other place as the Company may from time to time designate in writing, the principal sum of $[________], with interest, as follows:

1.           Purpose; Defined Terms.  This Secured Promissory Note (this “Note”) is a full recourse secured promissory note being issued and delivered by Maker to the Company pursuant to the terms of (i) that certain Securities Purchase Agreement, dated as of October 17, 2011 (as amended, restated, supplemented and otherwise modified from time to time, the “Purchase Agreement”), by and between Maker and the Company and (ii) that certain Warrant to Purchase Common Stock issued by the Company to Maker, dated ________ ___, 2011 (as amended, restated, supplemented and otherwise modified from time to time, the “Warrant”), as good and valuable consideration and payment in full of the exercise price of certain securities of the Company to be issued to Maker in connection with the Warrant and the Additional Investment Right contained in the Purchase Agreement.  On or prior to the date hereof, Maker has executed and delivered to the Company a Security Agreement (as amended, restated, supplemented and otherwise modified from time to time, the “Security Agreement”) in the form attached to the Purchase Agreement as Exhibit H thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Interest.  The principal balance outstanding hereunder, from time to time, shall bear interest from and after the date hereof at the rate of two percent (2.0%) per year.  Interest shall be calculated on a simple interest basis and the number of days elapsed during the period for which interest is being calculated. Interest shall be payable on the Maturity Date. If any default exists under this Note, the principal balance outstanding hereunder shall bear interest at the rate of four percent (5.0%) per year.

3.           Payments.  If not sooner paid, the entire unpaid principal balance, interest thereon and any other charges due and payable under this Note shall be due and payable on the fourth (4th) anniversary of the date of this Note or if sooner upon an Acceleration Event (as defined below) (“Maturity Date”); provided, however, that in no event shall this Note or any amount hereunder be due or payable, nor shall an Acceleration Event (as defined below) or default (as defined below) be deemed to exist, at any time that (a) the Company is in default of any of its material obligations under the Purchase Agreement, or any Warrant or other security of the Issuer issued pursuant to the Purchase Agreement or the Warrant, or any loan agreement or other material agreement between the Maker and the Company, or (b) there are any Preferred Shares issued or outstanding.  Maker shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty or premium, in which case all payments shall be first applied to interest, then to reduce the outstanding principal. This Note shall be subject to exchange, offset and cancellation at the option of the Company or Maker as more fully set forth in the Certificate of Designations notwithstanding any transfer or assignment of this Note by the Company or any subsequent holder of this Note.

4.           Full Recourse Note.  THIS IS A FULL RECOURSE PROMISSORY NOTE.  Accordingly, notwithstanding that Maker’s obligations under this Note are secured by the Promissory Note Collateral (as defined in the Security Agreement), in the event of a material default hereunder, the Company shall have full recourse to all the other assets of Maker.  Moreover, the Company shall not be required to proceed against or exhaust any Promissory Note Collateral, or to pursue any Promissory Note Collateral in any particular order, before the Company pursues any other remedies against Maker or against any of Maker’s assets. It is expressly understood and agreed that upon the occurrence of an Acceleration Event (as defined below), Maker shall be entitled to satisfy all of the obligations outstanding hereunder and under any similar note of Maker by surrendering to the Company for cancellation all Preferred Shares owned by Maker as more fully set forth in the Certificate of Designation.

5.           Default.  Subject to the proviso in the first sentence of Section 3 above: any one or more of the following shall constitute a “default” under this Note: (i) a default in the payment when due of any amount hereunder, (ii) Maker’s failure to perform any material term, provision or covenant under this Note, (iii) any representation or warranty made by Maker in any Transaction Document shall have been untrue in any material respect and which has a material adverse effect on the transactions contemplated by the Transaction Documents, (iv) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Maker, (v) any cessation of operations by Maker or Maker admits it is otherwise generally unable to pay its debts as such debts become due, and (vi) subject to Sections 2 and 3 of the Security Agreement, the Promissory Note Collateral is transferred by Maker without being replaced by Promissory Note Collateral of equal or greater fair market value within two (2) business days of the date of transfer.

6.           Default Rights.  Subject to the proviso in the first sentence of Section 3 above:

i.           Upon the occurrence of a default specified in clauses (i) or (iii) of Section 5 above, the Company may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable or, upon the occurrence of a default specified in clause (iv) of Section 5 above, the entire balance of principal and interest under this Note shall automatically become immediately due and payable without any action by the Company (each, an “Immediate Acceleration Event”). A delay by the Company in exercising any right of acceleration after a default shall not constitute a waiver of the default or the right of acceleration or any other right or remedy for such default. The failure by the Company to exercise any right of acceleration as a result of a default shall not constitute a waiver of the right of acceleration or any other right or remedy with respect to any other default, whenever occurring.

ii.           Further, upon the occurrence a default specified in clauses (ii), (v) or (vi) of Section 5 above, following ten (10) business days notice from the Company to Maker specifying the default and demanded manner of cure for such default, if such default has not been cured by the expiration of such ten (10) business day period, the Company may, at its election, declare the entire balance of principal and interest under this Note immediately due and payable (a “Notice Acceleration Event” and, together with an Immediate Acceleration event, each an “Acceleration Event”).

iii.           Upon the occurrence of an Acceleration Event, the Company shall thereupon (and only thereupon) and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the Security Agreement and the applicable Uniform Commercial Code, as then in effect, and any other applicable law.

iv.           The rights, privileges, powers and remedies of the Company shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by the Company of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Promissory Note Collateral by the Company in accordance with this Section 6, or any part thereof, may be applied by the Company to the payment of expenses incurred by the Company in connection with the foregoing, and the balance of such proceeds shall be applied by the Company toward the payment of the Obligations (as defined in the Security Agreement).  Notwithstanding anything contained in this Note to the contrary, it is expressly understood and agreed that neither the Company nor any other holder of this Note shall have the right to proceed against the Promissory Note Collateral or Maker in connection with the Promissory Note until the occurrence of an Acceleration Event.

7.           Security.  This Note and the obligations hereunder are secured to the extent and in the manner set forth in the Security Agreement. By delivery of this Note, Maker hereby certifies to Company its good faith belief that it has complied with Section 1(a) of the Security Agreement on the date hereof.

8.           Additional Terms.

a.           No Waiver.  The acceptance by the Company of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the default caused by the failure of Maker timely to pay the whole of such installment and shall not constitute a waiver of the Company’s right to require full payment when due of any future or succeeding installments.

b.           No Oral Waivers or Modifications.  No provision of this Note may be waived or modified orally, but only in a writing signed by the Company and Maker.

c.           Attorney Fees.  The prevailing party in any action by the Company to collect any amounts due under this Note shall be entitled to recover its reasonable attorneys fees and costs.

d.           Governing Law.  This Note has been executed and delivered in, and is to be construed, enforced, and governed according to the internal laws of, the State of New York without regard to its principles of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

e.           Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Note shall be held to be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of that provision or the other provisions of this Note.

f.           Currency.  Principal and interest due hereunder shall be payable in lawful money of the United States of America and shall be payable to the Company at the address of Maker, or at such other address as may be specified in a written notice to Maker given by the Company.

g.           Weekend; Holidays.   If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday in the United States of America, such payment shall be made on the next succeeding business day in the United States of America.

h.           Usury.  If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.

i.           Entire Agreement.  This Note, the Warrant, the Security Agreement, the Purchase Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

SOCIUS CG II, LTD.

By:
Name:
Title:

Exhibit H

Form of Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of [____________], 20[__] (this “Agreement”), is made by and between Socius CG II, Ltd., a Bermuda exempted company (“Grantor”), and Oilsands Quest Inc., a Colorado corporation (“Secured Party”).

WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement, dated as of October 17, 2011, by and between Secured Party and Grantor (as amended, restated, supplemented and otherwise modified from time to time, the “Purchase Agreement”), Secured Party has issued to Grantor (i) that certain Warrant to Purchase Common Stock, dated ________ ___, 2011 (as amended, restated, supplemented and otherwise modified from time to time, the “Warrant”), which is exercisable for shares of common stock, $0.001 par value per share, of Secured Party (the “Common Stock”) and (ii) that certain additional investment right contained in the Purchase Agreement (the “Additional Investment Right”), which is exercisable for shares of Common Stock;

WHEREAS, to the extent elected by Grantor, in its sole discretion, Secured Party has agreed to accept one or more secured promissory notes (as amended, restated, supplemented and otherwise modified from time to time, collectively, the “Promissory Notes”) in lieu of cash paid in satisfaction of the exercise price of any of the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) and/or the Additional Investment Right (the “Additional Investment Shares”);

WHEREAS, in connection with the initial election by Grantor to pay the exercise price of the Warrant Shares and/or the Additional Investment Shares through Grantor’s issuance of a Promissory Note to Secured Party, Grantor must execute and deliver to Secured Party a security agreement in substantially the form hereof simultaneously with the issuance of such Promissory Note; and

WHEREAS, Grantor wishes to grant security interests in favor of Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Grant of Security Interest.  Grantor hereby grants to Secured Party, to secure the payment and performance when due in full of any indebtedness arising pursuant to the Promissory Notes (the “Obligations”), a security interest in all of Grantor’s right, title, and interest in and to all of the following (subject to Section 3 below), now owned or hereafter acquired or arising (together the “Collateral” and, with respect to the portion of the Collateral that secures any given Promissory Note, the “Promissory Note Collateral”):

(a)     Publicly traded or otherwise free-trading shares of common stock, or shares of preferred stock, or bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value at least equal to the principal amount of, and accrued interest on, the Promissory Notes then outstanding, based upon the trading price of such securities on (i) the Pink Sheets, OTCQB, OTC Bulletin Board, the NASDAQ Capital Market, the

NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, if applicable or (ii) otherwise, the fair market value of such Pledged Securities as set forth on the books and records of Grantor;

(b)     all rights of Grantor with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

(c)     all proceeds, replacements, substitutions, accessions and increases in any of the Collateral;

provided, that (i) the Promissory Note Collateral shall not include the Series C Preferred Stock, the Warrant, the Additional Investment Right, Warrant Shares or Additional Investment Shares issued in exchange for or in connection with any Promissory Note and (ii) notwithstanding anything to the contrary in this Agreement, the Collateral (including any replacement securities provided pursuant to Section 3 below) shall not include any “Margin Stock” (as defined in Regulation U of the Board  of Governors of the Federal Reserve System of the United States).

Notwithstanding anything to the contrary herein, the fair market value of the Promissory Note Collateral (as determined in accordance with this Section 1) shall at all times equal or exceed the amount of the obligations secured thereby.

2.     Representation and Warranty.  Grantor hereby represents and warrants that on the date hereof Grantor’s correct legal name and jurisdiction of organization are as set forth in the introductory paragraph of this Agreement and its sole place of business or chief executive office is located at [____________________].

3.     Replacement Securities.  It is expressly understood and agreed that Grantor shall at all times prior to an Acceleration Event (as defined in the Promissory Notes) have the right to sell, dispose of, replace or substitute any securities or other assets that constitute Collateral hereunder. So long as any Obligations remain outstanding, in the event that Grantor sells or disposes of any Pledged Securities, Grantor shall within the time period set forth in the Promissory Notes, provide replacement securities of equal or greater fair market value determined in accordance with Section 1(a) above.

4.     Rights With Respect to Distributions.  Until the occurrence of an Acceleration Event under any given Promissory Note, Grantor shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Collateral.  However, upon the occurrence of any such Acceleration Event, Secured Party shall have the sole right (unless otherwise expressly agreed by Secured Party in writing) to receive and retain dividends and distributions and apply them to the outstanding balance of the Promissory Note under which such Acceleration Event has occurred or hold them as Promissory Note Collateral, at Secured Party’s election.

5.     Voting Rights.  Until the occurrence of an Acceleration Event under any given Promissory Note, Grantor shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Promissory Note Collateral. However, upon the occurrence of any such Acceleration Event, all rights of Grantor to exercise the voting rights that Grantor would otherwise be entitled to exercise with respect to the Promissory Note Collateral shall cease and (unless otherwise agreed by Secured Party) all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise such rights.

6.     Financing Statement; Further Assurances.  Grantor agrees, concurrently with executing this Agreement, that Secured Party (and to the extent authorized by Secured Party, its counsel and other representatives) is authorized, at any time and from time to time, to file or record UCC-1 financing statement and amendments to financing statements relating to the Promissory Note Collateral in favor of Secured Party, and any similar financing statements in any jurisdiction in which Secured Party reasonably determines such filing to be necessary or advisable.  Grantor further agrees to provide Secured Party with written notice of any change in its name, form of organization, jurisdiction of organization or location of its chief executive office or principal place of business within ten (10) business days of such change. Grantor further agrees that upon the occurrence of an Acceleration Event under any given Promissory Note, and at any time and from time to time thereafter until the cause of such Acceleration Event has been cured, Grantor shall, at the reasonable request of the Secured Party and at the Grantor’s expense promptly execute and deliver all further instruments and documents including, without limitation, collateral assignments, Form UCC-1 financing statements or amendments or continuations thereof, and consents to the exercise by Secured Party of all of Secured Party’s rights and remedies hereunder, under any supplement hereto or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be reasonably necessary or proper in Secured Party’s opinion to evidence, maintain and enforce Secured Party’s security interest in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any supplement hereto including, without limitation, requiring delivery of the Promissory Note Collateral to Secured Party to hold as secured party.

7.     Powers of Secured Party.  Grantor agrees that effective upon the occurrence of an Acceleration Event under any given Promissory Note, it hereby appoints .Secured Party as Grantor’s true and lawful attorney-in-fact to perform any and all of the following acts, which power shall be coupled with an interest, shall be irrevocable until the Obligations are paid and performed in full, and may be exercised from time to time by Secured Party in its discretion to take any action which shall be required for Secured Party  (i) to exercise voting and consent rights with respect to Promissory Note Collateral in accordance with this Agreement, (ii) to receive, endorse and collect all instruments or other forms of payment made payable to Grantor in respect of the Promissory Note Collateral or any part thereof and to give full discharge for the same, (iii) to perform or cause the performance of any obligation of Grantor hereunder in Grantor’s name or otherwise, (iv) to liquidate any Promissory Note Collateral pledged to Secured Party hereunder and to apply proceeds thereof to the payment of the Obligations or to place such proceeds into a cash Promissory Note Collateral account or to transfer the Promissory Note Collateral into the name of Secured Party, all at Secured Party’s sole discretion, (v) to enter into any extension, reorganization or other agreement relating to or affecting the Promissory Note Collateral, and, in connection therewith, to deposit or surrender control of the Promissory Note Collateral, (vi) to accept other property in exchange for the Promissory Note Collateral, (vii) to make any compromise or settlement Secured Party deems desirable or proper in respect of the Promissory Note Collateral or the Obligations, and (viii) to execute on Grantor’s behalf and in Grantor’s name any documents required in order to give Secured Party a continuing first lien upon the Promissory Note Collateral or any part thereof.

8.     No Waiver.  The acceptance by Secured Party of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Acceleration Event caused by the failure of Grantor timely to pay the whole of such installment and shall not constitute a waiver of Secured Party’s right to require full payment when due of any future or succeeding installments.

9.     Default.  Upon the occurrence of an Acceleration Event under any given Promissory Note, Secured Party shall have the rights set forth in Section 10 below.

10.     Default Rights.

(a)     Upon the occurrence of an Acceleration Event under any given Promissory Note, Secured Party shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a default under the applicable Uniform Commercial Code, as then in effect, or otherwise under applicable law.  It is expressly understood and agreed that prior to such time, Secured Party shall not take any action in respect of the Collateral.

(b)     In addition to its other rights and remedies, Grantor agrees that, upon the occurrence of an Acceleration Event under any given Promissory Note, Secured Party may in its sole discretion do or cause to be done any one or more of the following (all to the extent reasonable):

(i)     proceed to realize upon the Promissory Note Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Promissory Note Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Promissory Note Collateral;

(ii)     if notice to Grantor is required, give written notice to Grantor at least ten days before the date of sale of the Promissory Note Collateral or any portion thereof;

(iii)     transfer all or any part of the Promissory Note Collateral into Secured Party’s name or in the name of its nominee or nominees; or

(iv)     vote all or any part of the Promissory Note Collateral (whether or not transferred into the name of Secured Party) and give all consents, waivers and ratifications in respect of the Promissory Note Collateral and otherwise act with respect thereto, as though Secured Party were the outright owner thereof.

(c)     Grantor acknowledges that all or part of foreclosure of the Promissory Note Collateral may be restricted by state or federal securities laws, Secured Party may be unable to effect a public sale of all or part of the Promissory Note Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Secured Party thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Promissory Note Collateral for their own account, for investment and not with a view to its distribution or resale.  Grantor agrees that if reasonably necessary Secured Party may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Secured Party shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

(d)     If, in the opinion of Secured Party based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Promissory Note Collateral, Grantor shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

(e)     The rights, privileges, powers and remedies of Secured Party shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Secured Party of any Acceleration Event, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Promissory Note Collateral by the Secured Party in accordance with this Section 10, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, and the balance of such proceeds shall be applied by Secured Party toward the payment of the Obligations. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that the Company shall have no rights to proceed against the Collateral until the occurrence of an Acceleration Event under any given Promissory Note.

11.     Attorney Fees.  The prevailing party in any action by Secured Party to collect any amounts due under this Agreement and/or the Promissory Notes shall be entitled to recover its reasonable attorneys fees and costs.

12.     Entire Agreement, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE PROMISSORY NOTES, THE PURCHASE AGREEMENT, THE WARRANT, AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENT), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that any party may give a waiver in writing as to itself. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Grantor and Secured Party.

13.     Governing Law; Jurisdiction; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.     Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Warrant and (b) shall be delivered, (i) in the case of notice to Grantor, by delivery of such notice to Grantor at its address specified in the Warrant or at such other address as shall be designated by Grantor in a written notice to Secured Party in accordance with the provisions thereof, and (ii) in the case of notice to Secured Party, by delivery of such notice to Secured Party at its address specified in the Warrant or at such other address as shall be designated by Secured Party in a written notice to Grantor in accordance with the provisions thereof.

15.     Termination Date.  This Agreement shall automatically terminate on the date the Obligations are paid and performed in full and no Promissory Notes remain outstanding (the “Termination Date”), it being understood and agreed that the Obligations shall be deemed to be paid and performed in full upon a redemption of the Series C Preferred Stock by the Secured Party as contemplated by clause (ii) of Section 6(d) of the Certificate of Designations of Preferences, Rights and Limitations of the Series C Preferred Stock. Secured Party agrees that from and after the Termination Date, Secured Party will, from time to time, at the expense and at the request of Grantor, promptly following any such request of Grantor: (i) deliver to Grantor such termination statements, releases, assignments or other agreements or instruments, in form and substance reasonably satisfactory to Grantor, as Grantor may reasonably request to evidence the termination of this Agreement, the payment or other satisfaction in full of all the Obligations and to evidence, effect or confirm the release and termination of any and all security interests and other liens created hereunder or pursuant to the Promissory Notes or otherwise securing the Obligations, and (ii) deliver any Collateral held by Secured Party to Grantor or, as applicable, instruct the relevant custodian to deliver such Collateral to Grantor.  Except as provided in Sections 12 through 16, which shall survive the Termination Date, from and after the Termination Date, this Agreement shall be of no further force and effect as to any matters thereafter.

16.     Miscellaneous.

(a)     This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)     Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)     Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(e)     Unless the context of this Agreement  clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(f)     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Secured Party may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Grantor, which consent will not be unreasonably withheld or delayed.  Grantor may not assign any or all of its rights under this Agreement.

(g)     All dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

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IN WITNESS WHEREOF, intending to be legally bound, Grantor has caused this Agreement to be duly executed as of the date first above written.

SOCIUS CG II, LTD.

By:
Name:
Title:

Accepted:

OILSANDS QUEST INC.

By:
Name:
Title: